SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/  Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/ /  Definitive Information Statement

                         WATERFORD STERLING CORPORATION
                         ------------------------------
                (Name of Registrant As Specified In Its Charter)

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/X/      No fee required

/ /      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:


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         statement number, or the Form or Schedule and the date of its filing.

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
                         WATERFORD STERLING CORPORATION.
                            200 South Knowles Avenue
                           Winter Park, Florida 32789

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be held on ____________, 2002

To the stockholders of Waterford Sterling Corporation:

     Notice is hereby given that a special meeting of stockholders of Waterford Sterling Corporation will be held on _____________, 2002 at 10:00 a.m. 200 South Knowles Avenue, Winter Park, Florida 32789 for the following purposes:

1. Amendment of the Articles of Incorporation to reverse split the shares of the Company on a one for six basis, to reauthorize the par value at .001 per share and to increase the number of shares authorized from 25,000,000 common shares to 95,000,000 common shares and 5,000,000 preferred shares to 100,000,000 shares.

2. Amendment to Articles of Incorporation to change the name of the Company to Eternal Technology Group, Ltd.

3.   To  verify  the  acquisition  of  Eternal   Technologies  Group,  Ltd.  and
     subsidiaries.

     Common stockholders of record on the close of business on ___________, 2002 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.


                                       By Order of the Board of Directors,



                                      /s/ Jacob Nguyen
                                      -------------------------------------
                                      Jacob Nguyen
                                      Chief Executive Officer and Director

October ___, 2002

                         WATERFORD STERLING CORPORATION
                            200 South Knowles Avenue
                           Winter Park, Florida 32789

                              INFORMATION STATEMENT
                               _____________, 2002


     This Information Statement is furnished by the Board of Directors of Waterford Sterling Corporation (the "Company") to provide notice of a special meeting of stockholders of the Company which will be held on _____________, 2002.

     The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on ___________, 2002 (the "Record Date"). This Information Statement will be first mailed on or about _____________, 2002 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 20,887,815 shares of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

     The presence at the special meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

     Each of the matters scheduled to come before the special meeting requires the approval of a majority of the votes of the shares outstanding. Thomas L. Tedrow, or entities controlled by him own 14,359,000 or 68.74% of our Common Stock, and will be able to approve the matters presented in this Information Statement. Mr. Tedrow acquired his shares from being a founder of the Company, from the acquisition by the Company of Waterford Florida, Inc. and through the conversion of some of his cash advances to the Company into stock.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proposal 1
Amendment of the Articles of Incorporation

     Amendment of the Articles of Incorporation to Reverse Split the Company's shares on a one for six basis, reauthorize the par value of $.001 per share and increase the authorized number of common shares from 25,000,000 to 95,000,000 shares.

     The Company's amended Articles of Incorporation currently provide that the Company is authorized to issue 25,000,000 shares of common stock with a par value of $.001 per share. On August 23, 2002, the Company's Board of Directors authorized an amendment to the Articles of Incorporation to reverse split the existing shares of the Company on a one for six basis, to reauthorize the par value of $.001 per share and to increase the number of authorized shares of common stock from 25,000,000 (6,250,000 following the reverse split) to 95,000,000 shares. Under the proposed amendment, the first paragraph of the Articles IV of the Articles of Incorporation would be amended to read as follows:

     The total number of shares which the Corporation shall have authority to issue (subsequent to the one for six reverse split effected on __________, 2002) is One-Hundred Million (100,000,000) shares, consisting of ninety-five million (95,000,000) shares of Common Stock having a par value of $.001 per share and five-million (5,000,000) shares of Preferred Stock having a par value of $.001 per share.

     The principle purposes of the proposed amendment are as follows:

(a) The Reverse Split The current price of the Company's common stock is extremely low. By reverse splitting the shares, the Company hopes to increase its price per share. In addition, a reverse split is also required by the proposed Exchange Agreement with Eternal Technologies, Inc. ("Eternal"), a transaction more fully described under Proposal 3. If the reverse split were not to occur, six times as many shares (132,300,000 shares) would have to be issued to complete the Eternal transaction, more fully described under Proposal 3, infra.

     Any shareholder who would have less than one-hundred shares as a result of the reverse split, would have their share balance increased to one-hundred shares. Fractional shares will be rounded up to the next full share.

(b) The Reauthorized of the .001 par value Following the reverse split, the par value would decrease to $.00025 per share. Since few if any companies have such a low par value and the Nevada franchise tax would not increase by restoring the $.001 par value, the Company wishes to restore the par value to its original value of .001 per share.

(c) Increase in Authorized Shares The principal purpose for the authorizing of additional shares is to increase the Company's flexibility to make acquisitions with its shares. At present, the Company is authorized to issue 25,000,000 common shares, of which 20,887,815 have already been issues, leaving little flexibility for acquisitions for shares. By increasing the authorized shares, the Company will increase its flexibility and be able accommodate the acquisition of Eternal Technologies Group, Ltd. and Subsidiaries.

     Because of the proposed acquisition of Eternal Technologies Group, Inc., a British Virgin Islands corporation (more fully described under propsal 3, infra) a transaction in which requires the issuance of 22,050,000 post reverse split common shares, the Company currently has an insufficient number of authorized, but unissued shares to complete this transaction. By affecting the one (1) for six (6) reverse split and increasing the authorized number of common shares, the Company will be able to complete the proposed acquisition and have sufficient shares available should any other opportunity arise, although none is now contemplated.

     The Board believes that the proposed acquisition of Eternal for which the Company needs the additional authorized shares will be beneficial to the Company for several reasons:

(1)  It will provide an operating business for the Company.

(2) Because it is anticipated that Eternal will be profitable for the calendar year, there will be earnings per shares which at a market multiple for similar companies should increase the share price.

(3) The Company will have sufficient cash flow to pay it financial obligations, whereas it was insolvent.

(4)  The long-term outlook for agrocultural genetics is favorable.

     The proposed acquisition is the result of contacts in China by the company's principal shareholder, Thomas L. Tedrow. The proposed acquisition was in negotiations for over three months before being concluded on or about May 24, 2002. Based on the financial information of Eternal as of June 30, 2002, there will be an immediate increase in book value for each post reverse share of the Company in the amount of approximately $0.77 per share.

     It should be noted that an increase in authorized shares could serve as a tool against any takeover effects. The issuance of additional shares could have the effect of delaying, defering or preventing a change in control without further action by the shareholders. Likewise, our Board of Directors have the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. To date, no preferred stock is outstanding, and we have no present plans to issue shares of preferred stock.

     While the number of authorized shares is being increased from 25,000,000 (4,166,666 post split shares) to 95,000,000, not all of this increase is necessary to accomplish the acquisition of Eternal. However, the Board believes that having additional shares available for future acquisition will increase the flexibility and timing for future acquisitions. There are at present, however, no additional acquisitions pending or contemplated.

     The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Thomas L. Tedrow, individually and through entities controlled by him owns14,359,000 shares or 68.74% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

Proposal 2
Amendment to the Articles of Incorporation to change the name of the Company to Eternal Technology Group, Ltd.

     On August 23, 2002, the Company's Board of Directors authorized an amendment to the Articles of Incorporation to change the name of the Company to "Eternal Technology Group, Inc." Under the proposal amendment, Article I of the Articles of Incorporation would be amended to read as follows:

     The name of the corporation (hereinafter called "Corporation") is Eternal Technology Group Inc.

     The purpose for the proposal amendment is because of the proposal acquisition by the Company of Eternal Technology Group Ltd., changing the name of the Company to that of its subsidiary is required by the proposed Exchange Agreement. For a more detailed description of this transaction, see Proposal 3, infra.

     The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Thomas L. Tedrow, individually and through entities controlled by him owns14,359,000 shares or 68.74% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

Proposal 3

     Ratification of the Acquisitions of Eternal Technology Group Ltd. and Subsidiaries ("Eternal") in exchange for 22,050,000 shares of the Company's post-reverse split common stock.

     On August 23, 2002, the Company's Board of Directors authorized the issuance of 22,050,000 post revers split common shares of the Company in exchange for all of the issued and outstanding shares of Eternal Technology Group, Ltd.

     The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Thomas L. Tedrow, individually and through entities controlled by him owns14,359,000 shares or 68.74% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

     Eternal through its subsidiary Inner Mangolia Aershan Agriculture and Husbandry Technology a People's Republic of China corporation operates a breeding center to propogate quality meat sheep and other breeds in Inner Mangolia. It also operates a genetics research and biopharmaceutical facility with the support of the Chinese government. For the year ended December 31, 2001, the Company had revenue of $11,446,361 and earnings of $5,810,288, total assets of $25,653,507 and equity of $18,534,788. The financial statements for December 31, 2001 and June 30, 2002 are attached hereto.

     Eternal Technologies, Inc. ("Eternal") was incorporated in the British Virgin Islands with limited liability on March 3, 2000 under the name Eternal Phoenix Company Limited. By resolution adopted on June 17, 2000, the Company changed its name to Eternal Technology Group Ltd.

     On May 16,  2000,  Eternal  acquired a 100%  equity  interest  in  Willsley
Company Limited ("Willsley"), a company incorporated in the British Virgin Island with limited liability.

     Willsley's principal activity is a holding company which owns a 100% interest in Inner Mongolia Aershan Agriculture & Husbandry Technology Co., Ltd. ("Aershan").

     Aershan was incorporated in the People's Republic of China ("the PRC") with limited liability on July 11, 2000. Its principal activities are operating a breeding center to propagate quality sheep and other livestock breeds in Inner Mongolia.

     We acquired all of the issued and outstanding shares of Eternal in exchange for 22,050,000 post reverse split shares. Following completion of the acquisition there will be 25,531,303 post reverse split shares of the Company outstanding. Eternal Technology Group Limited is a major agriculture genetics and bio-pharmaceutical R&D firm operating in China with the support of the Chinese Government. Based on animal genetics and gene engineering, the company will develop three principal businesses, i.e. meat, dairy products and bio-pharmaceuticals.

     Two years ago, the Company launched a project to commercialize technology in sheep embryo production and transfer in China. After the Company carried out "The World's First Transfer Project of Thousands of Sheep Embryos" in China, a system of breeding better quality is taking shape. The Company has now moved into the lamb meat production thus completing the business cycle.

     The Company has also entered the dairy industry by applying its technology of embryo transfer to the breeding of high-yielding and pure-breed dairy cattle.

     The Company has also made significant progress in its research work in bio-pharmaceuticals. The company hopes to launch gene engineered drugs in several years.

     The Farm The farm is located in Wulagai Development Area in the northeast of Xilingol League, Inner Mongolia. The area is in one of the few naturally preserved grassland areas in China. The United Nations Educational, Scientific, and Cultural Organization admitted this area as a member of the Man and Biosphere Program (MAB) in 1987. In 1997, it was designated as a State Nature Protection Zone.

     The farm is equipped with a 60-kilovolt-electricity transmission line to ensure an adequate energy supply. Existing telephones and transportation facilities are also adequate. A railway station is located 80 kilometers to the south, which will facilitate the distribution of products to various places in
China. The road system inside the farm consisting of approximately 200 kilometers, connects all sub-pastures.

Embryo Transfer Center

     The center comprises nearly 35,000 square feet and consists of buildings containing operating rooms, equipment rooms, offices, conference rooms, lecture halls and guest rooms for the scientists.

Reception Center

     The reception center comprises nearly 30,000 square feet. It is used to host scientists, customers, and guests.

Breeding Grassland

     Utilizing scientific grassland management, the grassland is organized into various breeding sub-pastures. Each sub-pasture is composed of haciendas and sheep stables, and equipment such as wells, mowing machines and tractors. A supply of forage grass is reserved for winter and for snowstorms. Part of the breeding pastureland has been sown and developed. It will be expanded as the amount of livestock increases.

Animal Genetics Technologies

     The Company possesses technologies for industrialized embryo production and transfer and has patents on the relevant technologies that guarantee the smooth implementation of animal genetics projects. These technologies includes the following:

Peritoneal Endoscope Technique

     This is a technique of collecting sheep embryos by means of peritoneal endoscopes without surgical operations, before transferring.

     Embryo collecting and transfer has traditionally been conducted through surgical procedures. Unfortunately, under this method a provider is usually rendered useless after four operations, because of adhesions. The peritoneal endoscope technique adopted by the Company may enable a provider to undergo more than 10 embryo procedures, thus increasing the utility of providers. It can also raise the conception rate from 20% to over 80% by deep semen deposition and frozen semen mating, using a frozen semen consumption volume two-thirds less than that of conventional techniques.

Vitrification Freezing Technique

     Vitrification refers to the process by which concentrated antifreeze solution is transformed into transparent colloidal solid through rapid freezing.

     After experiments and selection, the Company has produced a new anti-freezing protectant, which enables the freezing process to be operated at room temperatures of between 20 and 25 celsius without a cooling system, which produces increased efficiency. Internal and external fertilization blastulae (an early embryonic form produced by cleavage of a fertilized ovum and consisting of a spherical layer of cells surrounding a fluid-filled cavity) in cattle has a growth rate of 95% and 83% respectively after freezing and a transfer pregnancy rate of 58% and 36%, respectively with the pregnancy rate and farrowing rate (the rate of the offspring that the pregnant animal gives birth to) raised by 5 to 10% or comparable to international standards.

The Techniques Of Embryo Splitting And Cleavage Ball

     These are techniques for splitting embryos by microsurgery or of separating the embryo cleavage balls in early cultivation before the half-embryos or separated cleavage balls develop into individuals.

     Currently, the average transfer rate of half-embryos in the world is about 35 to 40%, while that of newly split half-embryos (of cattle and sheep) is above 50%. This is the equivalent of a 100% embryo transfer pregnancy rate, thus improving the embryo availability. By combining the techniques of half-embryo transfer and embryo sex identification, we can objectively produce male or female animals, which will exert a positive impact on the breeding of dairy and beef cattle.

The External Fertilization Technique

     In this technique, ova from the ovariums of cattle and sheep are collected (that is, ova is collected from living animals) before being cultivated externally. They are then cultivated with semen obtained either internally or externally so as to complete the fertilization process before being further cultivated to the transferable stage.

     Presently, the transfer pregnancy rate of externally fertilized embryos worldwide is 40 to 45%, while that in China is only approximately 20%. However, our fertilized embryo transfer pregnancy rate is above 40%, or world standard.

     The cost of embryos fertilized externally is only 10% of that produced internally. When mass-produced and applied commercially to cattle and sheep, there is significant revenue potential.

     Although a shareholder vote is not required to approve this acquisition. The Board of Directors believes that it is the best interest of the Company to have the shareholder ratify this acquisition Thomas L. Tedrow individually and through entities controlled by him owns 14,359,000 shares or 68.74% of the shares outstanding and will be able to ratify this proposal. Therefore, abstentians, non-voters or votes against will have no effect on the outcome of this proposal. The Board of Directors recommend a yes vote on this proposal.

Management's Discussion & Analysis of Financial Condition and Results of Operations of Eternal

Year Ended December 31, 2001 Compared to Year Ended December 31, 2001

Sales. For the year ended December 31, 2001, the Company reported sales of $11,446,361, an increase of $2,492,894 or 27.8% from the $8,953,467 in sales for the year ended December 31, 2000. This increase resulted primarily from the sales of foreage grass in teh amount of $1,855,000 and increased sales of embryo's in the amount of $637,000.

Cost of Sales. For the year ended December 31, 2001, cost of sales totalled $3,852,386, an increase of $1,557,054 or 67.8% from the $2,295,332 of cost of goods sold for the year ended December 31, 2000. Cost of goods sold as a percentage of sales was 33.65% for the year ended December 31, 2001 and 25.63% for the year ended December 31, 2000. The increase in the cost of goods sold resulted from the costs of the purchased foreage grasses and other costs associated with grass transplants.

Depreciation and  Amortization.  For the year
ended December 31, 2001, depreciation and amortization totalled $845,716, an increase of $696,124 or 465.3% from the $149,592 of depreciation and amortization for the year ended December 31, 2000. This increase resulted because their was a full year of amortizing the land use rights of the farm in the current period, as well as the addition of other depreciable assets such as buildings, vehicles and equipment.

Selling and Administrative Expenses. For the year ended December 31, 2001, selling and administrative expense totalled $937,971, an increase of $508,857 or 118.6% from the $429,114 for the corresponding period of of the prior year. This increase resulted because the Company operated for a full year in 2001, but only a partial year in 2000.

As a result of the foregoing, net income for the year ended December 31, 2001 decreased by $269,141 or 4.4% to $5,810,288 from $6,079,429 for the year ended December 31, 2002.

Six Months Ended June 30, 2002 compared to six months ended June 30, 2001

The Company began operations in the second half of 2001. Because of this, no comparison can be made between the result of operations between the first six months of 2002 and the first six months of 2001. In addition, the business of Eternal is highly seasonal with nearly all of its revenue and all of its earnings coming during the fourth quarter (October - December ) of the year.

For the six months ended June 30, 2002, Eternal had revenues of $843,373, all from the sale of livestock and embryos.

Cost of the livestock and embryos sold was $436,467 for the six months ended June 30, 2002. This produced a gross profit of $406,906 or 48.24%.

Depreciation and amortization for the six months ended June 30, 2002 totalled $436,607 representing depreciation of agricultural structures, equipment and vehicles along with the amortization of the land use fees.

Research and development costs were $1,000,000 for the six months ended June 30, 2002 and represent funds paid to independent scientist who are researching various embryo transplant techniques and other improvements in breeding stock.

Selling and administrative expenses totalled $428,973 for the six months ended June 30, 2002. These costs represent the cost of operating the farm, including salaries supplies and marketing expenses.

As a result of the foregoing, the Company incurred a loss of $1,458,674 for the six months ended June 30, 2002.

Liquidity and Capital Resources

As of June 30, 2002, Eternal had working capital of $1,695,467 and cash of $2,953,551. This compares with working capital of $4,253,708 and cash of $7,753,452 as of December 31, 2001.

For the six months ended June 30, 2002, Eternal used $3,263,726 in cash from operating activities. This use of cash was produced by the net operating loss nd changes in the current accounts which was partially offset by depreciateion and amortization.

The Company also used $1,545,000 in its investing activities through the purchase of fixed assets and construction on the farms.

And, the Company had $9,000 of cash flow from financing activities, all from the sale of shares.

As a result of the foregoing, the Company's cash decreased by $4,799,901 during the six months ended June 30, 2002, to $2,953,551 from $7,753,452 as of December 31, 2002.

The operations of Eternal require significant capital. To date, the Company's operations have been funded from the issuance of shares and earnings. To expand the business of the Company, increase the breed stock and embryo program and expand into the doing cattle business. Additional capital will be needed. Therefore, it is anticipated that the company will seek to raise additional capital during the next twelve months to fully implement its business strategy.

     The following persons are the current management and members of the board of directors of Eternal Technologies, Inc.

            Name                Position
        Mr. Jijun Wu            Chairman of the Board of Directors and President
        D. Thomas E. Wagner     Director
        Mr. Jiansheng Wei       Director/ Chief Operation Officer
        Mr. Shien Zhu           Director
        Mr. James Q. Wang       Director
        Dr. Wenli Yu            Chief Technology Officer
        Ms. Shumei Pang         Chief Veterinarian
        Mr. Rutian Zhang        Chief Market Inspector
        Mr. Garfield Wei Hu     Corporate Secretary

Mr. Jijun Wu - Chairman/ President
Mr. Wu graduated from China Central Finance & Economics University. Mr. Wu became one of the first CPAs in China. He has significant experience in finance and investments. He held the position of Accountant-General in a state owned electronics company with revenues of over $1.5 billion and over 200 subsidiaries. Mr. Wu maintains business relationships with more than 20 major banks, consortiums and funds worldwide. Mr. Wu took a lead in planning for mainland enterprises to list on overseas stock markets. He was the consultant to Motorola, NEC, Epson, Yamaha, AT&T, and Panasonic when they initiated investments in China in the early 1980's. He was made an Honorary citizen of Houston, TX.

Dr. Thomas E. Wagner - Director
Dr. Wagner is currently the Director of Oncology Research Institute at the Greenville Hospital System and Distinguished Professor of Molecular & Cellular Biology at Clemson University. He was trained in both the physical biochemistry of DNA and microbiology at Princeton and Northwestern University, where he received his PhD. He carried out research on the conformational changes in DNA associated with gene expression since the early 1970s. His lab performs studies of early development including embryonic microsurgery and contemporary molecular biology including complex RT/PCR cloning. This has led to contributions including the development of the means of producing transgenic animals in 1979, the isolation and maintenance in culture of embryo derived stem cell populations useful in transplantation biology and medicine, as well as vehicles for cell-based gene therapy in 1987 and the development of a highly efficient cytoplasmic T7 gene therapy vector in 1993. Since 1998 he has focused his efforts as Director of the Oncology Research Institute on the application of modern molecular and cellular biology to the development of new therapies for the treatment of cancer. His work has been presented in 203 publications and has filed over 30 patents and, to date, received eight patents on his work. Dr. Wagner is also currently: Senior Examiner and Consultant, Research Grants Council, Hong Kong; Advisor and Honorary Professor of Molecular Biology, Tsing Hua University, Beijing; and Honorary Professor of Biology, National Hydrobiology Institute, Chinese Academy of Sciences, Wuhan, China.

Mr. Jiansheng Wei - Director/ Chief Operation Officer
Mr. Wei graduated from Tianjin Finance & Economics College, receiving an MBA. He has been engaged in animal husbandry practices and management for over 30 years and has been in charge of several large farms in Inner Mongolia and Hebei Province. He is familiar with advanced husbandry techniques and has significant experience in management, breeding and introduction of superior agricultural genetics, and growth and utilization of forage grass. Mr. Wei maintains close commercial relationships with animal husbandry and business circles in Southeast Asia, Australia, New Zealand, and South Africa.

Mr. Shien Zhu, Director
Citizen of China, post doctorate, Associate Professor and Master Director. As a doctor from Kochi University and Ehime University in Japan, he majored in the area of early embryo vitrification freezing and transfer and of mammal adoscuolation in embryo biotechnology. He invented a system of freezing and preservation, not aided by a cooling frigorimeter, which is characterized by low cost, simple operation and a high embryo survival rate. In recent years, he has written more than 40 articles that were published in international and domestic periodicals. Currently, he is undertaking vital "863" projects for China and scientific research projects under the "Ninth Five-Year Plan" period.

Mr. James Q. Wang, Director
Citizen of Canada. He received Master of Applied Science from the University of Ottawa. Devoted to telecommunication & electronics industries and Internet world for 10 years, James has gained exceptional expertise and experiences in enterprise management marketing and engineering. Before joining Eternal, James founded DNS Technologies Group Inc. (Canada) and served as its President. DNS is specialized in Internet technologies and outsourcing between North America and Asia. James started his career first as an engineer in NEC, where he published his technical innovation proposal and was honored Awards of Excellence at NEC's headquarter in Tokyo. And later, he moved to the marketing department in charge of marketing and sales in eastern region of Mainland China.

Dr. Wenli Yu - Chief Technology Officer
Dr. Yu received her Ph.D from China Agriculture University, Biology Department, and is a Research Fellow. She has presided over the following key projects in the China including: "Development and Application of Bovine/Ovine Embryo Transfer Technology", "Setting up Breeding and Production System of Purebred Beef by Embryo Biotechnology," "Establishing a State Center for Beef Breeding," "Research on Ovine Artificial Insemination and Embryo Transfer with the Application of Endoscope." Dr. Yu has published over 20 papers in renowned professional journals, such as China Animal Husbandry, China Veterinarian Journal, and Animal Husbandry Veterinarian Journal. She maintains good relationships with experts in biology both at home an abroad. She has established a reputation in academic circles for her extensive experience. She has met with President Jiang Zemin to discuss current activities in embryo research.

Ms. Shumei Pang - Chief VeterinarianMs. Pang received an M.A. from Tianjin Agriculture College, Veterinarian Department. For the past 12 years, Ms. Pang has been engaged in livestock epidemic prevention, nutrition control and feeding management. She has participated in academic exchanges in Australia and New Zealand and has published over 10 theses in professional journals.

Mr. Rutian Zhang - Chief Market InspectorMr. Zhang received an MBA from Inner Mongolia University. He has been engaged in the import and export of agriculture and husbandry products for almost 30 years. He has rich experience in marketing and establishing sales channels at home and abroad. He has contributed to the introduction of husbandry products of Inner Mongolia into the Middle East.

Mr. Garfield Wei Hu - Corporate SecretaryMr. Hu graduated from the Foreign Languages Department, Tianjin Normal University. He taught at Nankai University and worked as a translator and adviser for the largest professional IT web site
- yesky.com. He joined Eternal Technology Group in 2000 and was appointed Corporate Secretary in 2001 with responsibility for the coordination of internal affairs and external contacts.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

Revenues. Revenues decreased by $593,718 or 87.5% from $678,368 for the year ended December 31, 2000 to $84,650 for the year ended December 31, 2001. The decrease in revenues was principally due to the absence of software sales in the current year and a decline in interest income which was partially offset by sales of furniture in the current year, which after costs of furniture sales netted $7,298.

General and Administrative Expenses. General and administrative expenses increased by $18,015 or .02% from $741,791 for the year ended December 31, 2000 to $759,806 for the year ended December 31, 2001. The increase in general and administrative expenses resulted from general increase in prices, although less than the inflation rate.

Depreciation and Amortization. Depreciation and amortization expense decreased by $918 or 11.2% from $8,193 for the year ended December 31, 2000 to $7,275 for the year ended December 31, 2001. This decrease resulted from fewer assets being depreciated. Loss on Sale of Investment. The Company incurred a $9,825 loss on the sale of securities during the year ended December 31, 2001. It had no gain or loss from the sale of securities for the prior year.

Extraordinary Item. For the year-ended December 31, 2001, the Company recorded a non temporary loss of $650,500 from its holdings of Grand Slam Treasures, Inc. (now Asconi Corporation) common stock, writing down the value of the securities from $650,000 to $19,500 following a 1:100 reverse split. There was no extraordinary item for the year ended December 31, 2000.

Other Comprehensive Income. Other comprehensive income increased by $512,000 from a loss of $312,000 for the year ended December 31, 2000 to $200,000 for the year ended December 31, 2001. This increase is attributable to an increase in the Company's stock portfolio during the current year.

Comprehensive Loss. As a result of the foregoing, the Company incurred a net comprehensive loss of $1,214,570 for the year ended December 31, 2001, compared to a comprehensive loss of $387,713 for the year ended December 31, 2000. The Company's loss before extraordinary items and comprehensive losses/income was $784,070 for the year ended December 31, 2001 compared to $75,213 for the year-ended December 31, 2000.

Six Months Ended June 30, 2001 Compared to the Six Months Ended June 30, 2000

Revenues for the six months ended June 30, 2001 increased to $81,173 from $62,059 for the six months ended June 30, 2000. This increase in revenues resulted from the initial sales of furnitures of $77,149 which was partially offset by a $45,000 reduction in the sales of software and a $13,035 reduction in the interest income.

General and administrative expenses increased by $247,673 to $502,022 for the six months ended June 30, 2001from $254,349 for the corresponding period of the prior year. This increase resulted from entering into the furniture business and the corresponding cost of furniture samples, shipping and costs of Hong Kong operations.

Interest expense increased by $7,589 to $8,170 for the six months ended June 30, 2001 from $581 for the corresponding period of the prior year. The increase in interest expense results from increased borrowings by the Company.

Depreciation and amortization expense decreased by $1,714 to $4,637 for the six months ended June 30, 2001 from $2,923 for the corresponding period of the prior year. The decrease in depreciation and amortization expense resulted from decrease in software r&d and equipment purchases.

For the six months ended June 30, 2001, the Company had a net loss of $9,825 for the sale of marketable securities. The Company had no gain or loss from the sale of marketable securities in the corresponding period of the prior year. In addition, for the six months ended June 30, 2001, the Company recorded an extraordinary loss on the write-down of its Grand Slam Treasures, Inc. shares of $630,500 and had other comprehensive income of $200,000 from unrealized gain on securities available for sale. There were no such extraordinary items on comprehensive income items for the corresponding period of the prior year.

As a result of the foregoing, the Company's net operating loss before extraordinary items increased by $317,759 to $513,553 for the six months ended June 30, 2001 from $195,794 for the corresponding period of the prior year and to a comprehensive loss of $944,054 for the six months ended June 30, 2001.

CHANGES IN FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

For the past twelve months, the Company has funded its operating losses and capital requirements through internally generated funds, the sale of stock and loans from its principal shareholders. As of June 30, 2001, the Company had a cash balance of $5,765 and a deficit in working capital of $182,938. This compares with cash of $175,599 and working capital of $340,585 for the corresponding period of the prior year.

Net cash used in operating activities decreased to $251,703 for the six months ended June 30, 2001 from $254,837 for the six months ended June 30, 2000. The slight decrease in cash used in operations resulted from an increase in the net operating loss which was offset by expenses which were paid in shares, a non-cash loss resulted from a write-down of the Company's portfolio and moderate change in the Company's current accounts. Cash flows used in investing activities for the six months ended June 30, 2001 increased to $59,676 from $3,369 for the corresponding period of the prior year. This increase is entirely attributable to the sale of securities in the current period.

Net cash provided by financing activities increased to $185,210 from $0 for the six months ended June 30, 2001 and 2000, respectively. For the six months ended June 30, 2001, the Company received a loan of $185,210 from its principal shareholder. There were no loans in the corresponding period of this prior year.

The Company has experienced significant operating losses throughout its history, and will acquire substantial funds for the development of its business. Therefore, the Company's ability to survive is dependent on its ability to raise capital through the issuance of stock or borrowing of additional funds. Without the success of one of these options, the Company will not have sufficient cash to satisfy its working capital and investment requirements for the next twelve months.

Attached hereto are the following:

a. The financial statements of Eternal Technology Group Ltd. for the years ended December 31, 2001 and 2000 and the six months ended June 30, 2002.

b. The financial statements of Waterford Sterling Corporation for the years ended December 31, 2001 and 2000 and the six months ended June 30, 2002.

c.   Unaudited proforma combined financial information

d.   Exchange Agreement for the acquisition of Eternal Technology Group Ltd.

Other Matters

The Board of Directors does not intend to bring any other matters before the Special Meeting and has not been informed that any other matters are to be presented by others.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            /s/  Jacob Nguyen
                            --------------------------------------------------
                            Jacob Nguyen, Chief Executive Officer and Director


October ___, 2002

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                          Pages
                                                                         -------
December 31, 2001
Report of Independent Auditors                                             F-2
Consolidated Balance Sheet as of  December 31, 2001                        F-3
Consolidated Statements of Income for the years ended
December 31, 2001 and  2000                                                F-4
Consolidated Statements of Changes in Shareholders' Equity for
the years ended December 31, 2001 and  2000                                F-5

Consolidated Statements of Cash Flows for the years ended
December 31, 2001 and 2000                                                 F-6

Notes to Financial Statements                                           F-7-15

June 30, 2002  (Unaudited)
Consolidated Balance Sheet as of June 30, 2002                            F-16
Consolidated Statements of Income for the six months ended June 30, 2002 F-17 Consolidated Statements of Cash Flows for the six months ended June 30,
2002                                                                      F-18
Notes to Financial Statements                                             F-19

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Eternal Technology Group, LTD

We have audited the accompanying consolidated balance sheet of Eternal Technology Group, LTD. (a British Virgin Islands corporation) and subsidiary as of December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 2001, and from inception (March 3, 2000) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Eternal Technology Group, LTD. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year ended December 31, 2001, and from inception (March 3, 2000) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of American.



Thomas Leger and Co., LLP
Houston, Texas

August 19, 2002

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001
                             (UNITED STATES DOLLARS)

                                     ASSETS

CURRENT ASSETS
  Cash and bank balances                                            $7,753,452
  Inventories                                                          285,576
  Accounts receivable                                                2,712,506
  Receivable due from
    related parties                                                    456,052
  Prepayments and deposits                                             164,841
                                                                   ------------

TOTAL CURRENT ASSETS                                                11,372,427

FIXED ASSETS (net of accumulated
   depreciation of $680,656)                                         3,971,773
CONSTRUCTION IN PROGRESS                                             3,619,652
ESTIMATED FUTURE CONSTRUCTION COST UNDER CONTRACT                    1,000,000
LAND USE RIGHTS
   (net of accumulated amortization of $310,345)                     5,689,655
                                                                  -------------

TOTAL ASSETS                                                      $ 25,653,507
                                                                  =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable for construction                                $2,557,616
   Estimated payable for construction contracts not invoiced         1,000,000
   Accounts payable and accrued expenses                               273,695
   Payable to related company                                        1,715,663
   Amounts due to related parties                                    1,571,745
                                                                   ------------
TOTAL CURRENT LIABILITIES                                            7,118,719
                                                                   ------------
SHAREHOLDERS' EQUITY
   Capital shares - 50,000 shares authorized $1.00
   par - 1,000 shares issued                                             1,000
   Paid - in capital                                                 6,644,071
   Retained earnings                                                11,889,717
                                                                   ------------
TOTAL SHAREHOLDERS' EQUITY                                          18,534,788
                                                                   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $ 25,653,507
                                                                   ============

                     ETERNAL TECHNOLOGY LTD AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)

                                                2001                   2000

SALES                                       $11,446,361             $8,953,467

COST OF SALES                                 3,852,386              2,295,332
                                            ------------            -----------
GROSS PROFIT                                  7,593,975              6,658,135

DEPRECIATION AND AMORTIZATION                   845,716                149,592

SELLING AND ADMINISTRATIVE EXPENSES             937,971                429,114
                                            ------------            -----------
NET INCOME BEFORE INCOME TAXES                5,810,288              6,079,429

INCOME TAXES                                          -                     -
                                            ------------            -----------
NET INCOME                                   $5,810,288             $6,079,429
                                            ============            ===========

              ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)

                                    Capital     Paid - in        Retained
                                    Shares       Capital         Earnings        Total
                                   ---------   -----------      -----------     --------


Balance, Inception March 2, 2000      $ -           $ -             $ -            $ -

Issuance of shares                  1,000     6,644,071               -      6,645,071

Net Income                              -             -       6,079,429      6,079,429
                                   -------   -----------     -----------   ------------
Balance, December 31, 2000          1,000     6,644,071       6,079,429     12,724,500
                                   -------   -----------     -----------   ------------
Net Income                              -             -       5,810,288      5,810,288
                                   -------   -----------     -----------   ------------
Balance, December 31, 2001        $ 1,000    $6,644,071     $11,889,717    $18,534,788
                                   =======   ===========     ===========   ============

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)

                                                         2001                2000
                                                        ------              ------

CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                          $ 5,810,288        $ 6,079,429
Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                      845,716            149,592
(Increase) decrease in assets:
     Inventories                                        630,087           (915,663)
     Accounts receivable                             (2,043,136)          (669,370)
     Receivable due from related company                231,987           (688,039)
     Prepayments and deposits                          (137,251)           (27,590)
Increase (decrease) in liabilities:
     Accounts payable for construction work             197,760          2,363,855
     Accounts payable and accrued expenses              122,875            150,820
     Deposit for future delivery                       (385,542)           385,542
     Amounts advanced by related parties                967,765            603,980
     Account payable to related company               1,715,663                  -
     Estimated payable for construction               1,000,000                  -
                                                     -----------        -----------
     Net cash provided by operating activities        8,956,212          7,432,556
                                                     -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                          (247,260)        (4,413,475)
     Purchase of land use rights                              -         (6,000,000)
     Construction in progress                           (83,399)        (3,536,253)
     Estimated future construction costs             (1,000,000)                 -
                                                     -----------        -----------
     Net cash used by investing activities           (1,330,659)       (13,949,728)
                                                     -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of capital shares                               -          6,645,071
                                                     -----------        -----------
NET INCREASE IN CASH AND
     BANK BALANCES                                    7,625,553            127,899
     Cash and bank balances, beginning of period        127,899                  -
                                                     -----------        -----------
     Cash and bank balances, at end of period       $ 7,753,452          $ 127,899
                                                     ===========        ===========

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
--------------------------------------------------------------------------------
NOTES

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

Eternal Phoenix Company Limited was incorporated in the British Virgin Islands with limited liability on March 3, 2000. Pursuant to a resolution passed on June 17, 2000 the company changed its name to ETERNAL TECHNOLOGY GROUP LTD., ("Company"). It is a holding company for investments in operating companies.

During the period, Eternal acquired from 100% equity interest in Willsley Company Limited ("Willsley"), a company incorporated in the British Virgin Island with limited liability on May 16, 2000.

Willsley's  principal  activity was investment holding which owned 100% interest
in  Inner  Mongolia  Aershan   Agriculture  &  Husbandry   Technology  Co.,  Ltd
("Aershan").

Aershan was incorporated in the People's Republic of China ("the PRC") with limited liability on July 11, 2000 and its principal activities are to run a breeding center to propagate quality meat sheep and other livestock breeds in Inner Mongolia.

2.   BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting differs from that used in the statutory financial statements of the subsidiaries which are prepared in accordance with the accounting principles generally accepted in the relevant country.

3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

     Basis of consolidation

     The consolidated financial statements of the Company included the Company and its wholly owned subsidiaries. All material Intercompany balances and transactions have been eliminated.

     Economic and political risks

     The Company faces a number of risks and challenges since its main operations are in the PRC. The financial statements have been prepared assuming the Company will continue as a going concern.

     Cash and cash equivalents

     The Company considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less. The Company maintains no accounts in the United States of America.

     Accounts receivable

     No allowance for doubtful accounts has been established, as management believes all amounts are collectible.

     Inventory

     Inventories are measured at lower of cost and net realizable value using the first-in first-out ("FIFO") or weighted average cost formulas.

     Fixed assets and depreciation

     Fixed assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is calculated on the straight-line basis to write off the cost less estimated residual value of each asset over its estimated useful life. The principal annual rates used for this purpose are as follows:

               Buildings                           2%-4%
               Furniture and fixtures              20%
               Office equipment                    20%
               Motor vehicles                      20%

     In accordance with the Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

     Land lease rights and amortization

     Land lease rights in Mainland China were stated at cost less accumulated amortization. Amortization of land lease rights was calculated on the straight-line basis over the lesser of its estimated useful life or the lease term. The principal annual rate used for this purpose is 2%.

     Income taxes

     Income taxes are determined under the liability method as required by Statement by Statement of Financial Accounting Standard No.109, "Accounting for Income Taxes". The Company's current operations are currently exempt from taxation.

     Foreign currency translation

     The Company maintains no accounts in currency of the United States of America.

     Translation of amounts from Hong Kong dollars ("HK$") into United States dollars ("US$") has been made at the single rate of exchange on December 31, 2001 of US$1.00:HK$7.75. No representation is made the HK$ amounts could have been, or could be, converted into US$ at that rate on December 31, 2001 or at any other date.

     One of the subsidiaries maintains their books and accounts in Peoples Republic of China currency, which is called Renminbi ("RMB$"). Translation of all assets and liabilities of amounts from RMB$ into US$ has been made at the single rate of exchange on December 31, 2001 of US$1.00:RMB$8.30. Income and expense items were translated at the average rates as quoted by the PRC. No representation is made the RMB$ amounts could have been, or could be, converted into US$ at that rate on December 31, 2001 or at any other date.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate").

     The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

     Revenue recognition

     Revenue from the sale of livestock, forage grasses and raw materials is recognized when the merchandise is delivered to the customer and title passes.

     Use of estimates

     The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

4.   FIXED ASSETS

     Fixed assets are comprised of the following:

                                                              December 31, 2001

                  Infrastructure                              $       81,928
                  Buildings                                        2,519,277
                  Equipment                                        1,225.200
                  Other                                              826,024
                                                                  -----------
                                                                   4,652,429
                  Accumulated Depreciation                          (680,656)
                                                                  -----------
                                                              $    3,971,773
5.   INCOME TAXES

     The companies operate in several jurisdictions and may be subject to those jurisdictions.

     It is management's intention to reinvest all the income attributable to the Company earned by its operations outside of the United States of America. Accordingly, no United States corporate taxes have been provided in these financial statements.

     Under current law of the British Virgin Islands, any dividends and capital gains arising form the Company's investments are not subject to income tax in the British Virgin Islands.

     A company carrying on operations in Hong Kong is subject to Hong Kong profits tax on their income arising in or derived from Hong Kong after adjusting for income and expense items which are not assessable or deductible for profits tax purposes. No company has assessable income in Hong Kong as of December 31, 2001. Accordingly no Hong Kong corporate taxes have been provided in these financial statements.

     Companies with operations in the Peoples Republic of China may be subject to taxes for income therein. The Income Tax Law of the Peoples Republic of China for Enterprises with Foreign Investment and Foreign Enterprises provide certain exemptions from taxation. Aershan should be exempt from taxation for the first two years of operation and should be allowed a fifty per cent reduction in the third to fifth years. Accordingly, no PRC corporate taxes have been provided in these financial statements.

6.   CONCENTRATION OF CREDIT RISKS

     Financial instruments which potentially subject the Group to a concentration of credit risk principally consist of cash deposits, trade receivables, long-term receivable and the amounts due from and to directors and related companies.

       (i) Cash deposits
       The Group places it cash deposits with an international bank.

       (ii) Amounts due from related companies The Company does not have a policy of requiring collateral.

       (iii) Amounts due from and to directors (See "Additional related party balances and transactions")

7.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments are set out as follows

(i) Cash deposits The cash deposits are stated at cost, which approximates market value.

(ii) Trade receivables, other receivables and amounts due from directors and related companies

     Tradereceivables, other receivables and the amounts due from related companies and directors are stated at their book value less provision for doubtful debts, which approximates the fair value.

(iii)Accounts payable and amounts due to related companies and directors are stated at their book value which approximates their fair value.


8.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

     The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

9.   ADDITIONAL RELATED PARTY BALANCES AND TRANSACTIONS

     The Company's amounts due from/(to) directors, related parties, and related company are unsecured, interest-free and are repayable on demand. China Continental, Inc. ("CCI") is a related company. One of the Company's officers, directors and major shareholder (Shang Jia Ji) owns approximately more than 10% of CCI and Towering International Trad (US) Corp.

     CCI acquired 2,000 goat embryos and services from the Company for US$425,000 in December, 2000. CCI's 2,000 goats with implanted embryos were sold in March, 2001 for approximately US$1,687,000.

     CCI had sales of forage grass to the Company for approximately US$1,735,000 during 2001. These purchases were at the same price as to third parties. The forage grass was sold to a third party for $1,855,000.


     The Company acquired 100% interest in Aershan in a transaction valued at $6,000,000 from Shang Jia Ji. The $6,000,000 represents Shang Jia Ji's cost.

     The Company entered into various construction contracts with companies controlled by Shang Jai Ji. The contracts totaled approximately $985,530. This amount was paid in full by June 30, 2002.

     The Company entered into a contract with Towering International Trad (US) Corp during 2001 for a research and development project totaling $1,400,000. No payments were made in 2001. During the first six months of 2002, $400,000 was paid on this contract.

10.  MAJOR CUSTOMERS

     The Company purchases and sells livestock whose purchases and sales exceed 10% of total purchases and sales.

                  Purchases:                            2001        2000
                                                        ----        ----
                                    Company A           16%         58%
                                    Company B           31%         42%
                                    Company C           43%           -
                  Sales:
                                    Company D           84%         94%
                                    Company E           16%           -

11.  CONTINGENCIES AND COMMITMENTS

     The Company is committed to various entities for certain research and development projects. These commitments totaled $2,600,000 at December 31, 2001.

12.  SUBSEQUENT EVENTS

     These financials statements should be read in conjunction with the June 30, 2002 interim financial statements.

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2002
                             (UNITED STATES DOLLARS)
                                     ASSETS

CURRENT ASSETS
  Cash and bank balances                                 $ 2,953,551
  Inventories                                                475,614
  Accounts receivable                                        736,602
  Receivable due from
    related parties                                          387,834
  Prepayments and deposits                                   146,649
                                                          -----------
TOTAL CURRENT ASSETS                                       4,700,250
FIXED ASSETS (net of accumulated
   depreciation of $993,124)                               4,564,968
CONSTRUCTION IN PROGRESS                                   4,259,162
ESTIMATED FUTURE CONSTRUCTION COST UNDER CONTRACT          1,000,000
LAND USE RIGHTS
   (net of accumulated amortization of $434,484)           5,565,517
                                                          -----------
TOTAL ASSETS                                            $ 20,089,897
                                                          ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable for construction                            $ -
   Estimated payable for construction contracts
    not invoiced                                          1,000,000
   Accounts payable and accrued expenses                    368,538
   Payable to related company                                     -
   Amounts due to related parties                         1,636,245
                                                          ----------
TOTAL CURRENT LIABILITIES                                 3,004,783
                                                          ----------
SHAREHOLDERS' EQUITY
   Capital shares - 50,000 shares authorized $1.00
   par - 10,000 shares issued                                10,000
   Paid - in capital                                      6,644,071
   Retained earnings                                     10,431,043
                                                         -----------
TOTAL SHAREHOLDERS' EQUITY                               17,085,114
                                                         -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 20,089,897
                                                         ===========

                     ETERNAL TECHNOLOGY LTD AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE SIX MONTHS ENDED JUNE 30, 2002 (UNAUDITED)
                             (UNITED STATES DOLLARS)

SALES OF LIVESTOCK AND EMBRYOS                         $ 843,373

COST OF SALES                                            436,467
                                                        ---------
GROSS PROFIT                                             406,906

DEPRECIATION AND AMORTIZATION                            436,607

RESEARCH AND DEVELOPMENT COSTS                         1,000,000

SELLING AND ADMINISTRATIVE EXPENSES                      428,973
                                                        ---------
NET LOSS  BEFORE INCOME TAXES                         (1,458,674)

INCOME TAXES                                                   -

NET LOSS                                            $ (1,458,674)
                                                       =========

                  ETERNAL TECHNOLOGY GROUP LTD AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTHS ENDED JUNE 30, 2002 (UNAUDITED)
                             (UNITED STATES DOLLARS)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                       $ (1,458,674)
Adjustments to reconcile net loss to
   net cash provided by operating activities:
     Depreciation and amortization                                  436,607
(Increase) decrease in assets:
     Inventories                                                   (190,038)
     Accounts receivable                                          1,975,904
     Receivable due from related company                             68,218
     Prepayments and deposits                                        18,192
Increase (decrease) in liabilities:
     Accounts payable for construction work                      (2,557,615)
     Accounts payable and accrued expenses                           94,843
     Amounts advanced by related parties                             64,500
     Account payable to related company                          (1,715,663)
                                                                ------------
   Net cash provided by operating activities                     (3,263,726)
                                                                ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                                      (905,665)
     Construction in progress                                      (639,510)
                                                                ------------
     Cash flows used from investing activities                   (1,545,175)
                                                                ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of capital shares                                       9,000
                                                                ------------
NET DECREASE IN CASH AND
     BANK BALANCES                                               (4,799,901)
     Cash and bank balances, beginning of period                  7,753,452
                                                                ------------
     Cash and bank balances, at end of period                   $ 2,953,551
                                                                ============

                     ETERNAL TECHNOLOGY LTD AND SUBSIDIARIES
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

NOTE 1. - BASIS OF PRESENTATION

The accompanying unaudited financial statements of Eternal Technology LTD and subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10QSB and Item 310(b) of
Regulation S-B. They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

These financial statements should be read in conjunction with the financial statements and footnotes, which are included as part of financial statements for the year ended December 31, 2001.

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2001



                                     ASSETS

CURRENT ASSETS:
  Cash                                                              $    18,192
  Prepaid expense (Note 4)                                               57,479
                                                                    ------------
   Total current assets                                                  75,671

EQUIPMENT:
  Office equipment                                                       40,761
  Accumulated depreciation                                              (20,144)
                                                                    ------------
                                                                         20,617
OTHER ASSETS:
  Organization costs net of amortization                                    390
                                                                    ------------
                                                                    $    96,678
                                                                    ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued expenses                                                  $    14,423
  Notes payable - related parties (Note 6)                              480,660
                                                                    ------------
   Total current liabilities                                            495,083

STOCKHOLDERS EQUITY (Deficit):
  Common stock, par value $.01;
   authorized 30,000,0000 shares; issued
   and outstanding 20,887,815 shares                                    208,878
  Capital in excess of par                                            1,353,049
  Deficit accumulated during the
   development stage                                                 (1,960,332)
                                                                    ------------
   Total stockholders' deficit                                         (398,405)
                                                                    ------------
                                                                    $    96,678
                                                                    ============

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                      Consolidated Statements of Operations
                     Years Ended December 31, 2001 and 2000
            And May 17, 1989 (Date of Inception) to December 31, 2001


                                                                             Inception
                                                                                 To
                                       December 31,        December 31,      December 31,
                                          2001                 2000             2001
                                      --------------     -------------     ---------------

REVENUE:
 Sales of software                      $      -           $ 652,458         $  652,458
 Sales of furniture                       77,370                   -             77,370
 Interest income                           7,280              25,910             58,225
                                        ---------          ----------        -----------
                                          84,650             678,368            788,053
COST AND EXPENSES:
 Cost of furniture sold                   70,072                   -             70,072
 Selling, general and
   administrative                        759,806             741,791          1,988,632
Interest                                  21,742               3,597             25,339
Depreciation and
 amortization                              7,275               8,193             24,016
Loss on sale of
 investments                               9,825                   -              9,825
                                        ---------          ----------        -----------
   Total expenses                        868,720             753,581          2,117,884
LOSS BEFORE
 EXTRAORDINARY ITEM
                                        (784,070)            (75,213)        (1,329,831)
                                        ---------          ----------        -----------
EXTRAORDINARY ITEM
 Non-temporary loss on
   securities                           (630,500)                  -           (630,500)
                                        ---------          ----------        -----------
NET LOSS                              (1,414,570)            (75,213)        (1,960,331)

COMPREHENSIVE
 LOSS
   Unrealized gain (loss) on
     available for sale securities       200,000            (312,000)                 -
                                        ---------          ----------        -----------
COMPREHENSIVE
 LOSS                               $ (1,214,570)          $(387,713)       $(1,960,331)
                                       ==========          ==========        ===========
Loss per common share
 before extraordinary item          $       (.04)          $    (.01)
Extraordinary loss per
 common share                               (.03)                  -
                                       ---------          ----------
Net loss per common share           $       (.07)          $    (.01)
                                       =========          ==========
Weighted average shares
 outstanding                          20,293,294          13,653,630
                                      ==========          ==========

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2001 and 2000
              May 17, 1989 (Date of Inception) To December 31, 2001

                                                                                   Inception
                                                                                      To
                                               Dec. 31,          Dec. 31,          Dec. 31,
                                                 2001              2000              2001
                                              ----------        ----------        -----------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $(1,414,571)      $  (75,214)       $(1,960,333)
  Adjustment to reconcile net loss to
  net cash used by operating activities:
  Loss on sale of investments                      9,824                -              9,824
  Depreciation and amortization                    9,462            8,381             20,691
  (Increase)in accounts receivable                     -            6,058                  -
  Bad debt                                             -           12,074             12,074
  Decrease in prepaid expenses                   113,074                -            113,074
  Increase (decrease) in accounts payable        (52,413)          43,780             14,424
  Revenue in non-cash transaction                      -         (650,000)          (650,000)
  Nontemporary loss on securities                630,500                -            630,500
  Expenses paid and debts settled
   with common stock                             263,082           68,846            443,348
  Loss on exchange of notes receivable
   for prepaid rent                                    -           45,200             45,200
  Other expenses incurred in
   non-cash transactions                               -           44,248             44,248
                                               -----------      -----------       -----------
Net cash (Used) by operations                   (441,042)        (496,627)        (1,276,950)
                                               -----------      -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale of securities available for sale           59,676                -             59,676
  Issuance of notes receivable                         -          (62,075)          (290,733)
  Collections on notes receivable                      -           78,658             78,658
  Purchase of marketable securities                    -                -            (50,000)
  Purchase of equipment                                -          (27,381)           (40,761)
  Increase in organization costs                       -                -               (936)
                                               -----------      -----------       -----------
Net cash provided (used)
  by investing activities                         59,676          (10,798)          (244,096)
                                               -----------      -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common
   stock for cash                                      -                -          1,009,344
  Loans from related parties                     386,894          143,000            529,894
                                               -----------      -----------       -----------
Net cash provided from
  financing activities                           386,894          143,000          1,539,238
                                               -----------      -----------       -----------
NET INCREASE IN CASH                               5,528         (364,425)            18,192
Cash, beginning                                   12,664          377,089                  -
                                               -----------      -----------       -----------
Cash, ending                                   $  18,192       $   12,664        $    18,192
                                               ===========      ===========       ===========

See (Note 8) for supplemental disclosures.

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                 Consolidated Statements of Stockholders' Equity
        Period From May 17, 1989 (Date of Inception) To December 31, 2001


                                                                                         Unrealized
                                    Common       Common      Capital In    Receivable     Gain On
                                    Stock        Stock       Excess Of     On Shares      Securities
                                                                                          Available         Accumulated
                                    Shares       Amount      Par Value     Issued         For Sale           (Deficit)      Total
                                   --------     --------    ------------  ------------   ------------      -------------   -------

Issuance of shares
of common stock on
May 17, 1989 for
professional services
rendered at $.02                 1,200,057     $ 12,001     $  7,999      $       -       $       -              -       $   20,000
Issuance of shares of
common stock during 1966:
  for cash at $.33                  30,000          300        9,700              -               -              -           10,000
  for services at $.33             105,000        1,050       33,950              -               -              -           35,000
Issuance of shares of
common stock during 1998:
for professional
services at $.02                 1,315,258       13,152        8,768              -               -              -           21,920
for commitment to
provide future
capital at $.02                    270,000        2,700        1,800         (4,500)              -              -                -
Issuance of shares of
common stock during
1999 to acquire wholly
owned subsidiary at $.00         9,600,000       96,000      (86,000)             -               -              -           10,000
Issuance of common stock
during 1999 for cash at $.99     1,000,000       10,000      984,344              -               -              -          994,344
Commitment to provide
capital satisfied with
payment of expenses                      -            -            -          4,500               -              -            4,500
Issuance of shares for
services during 1999 at $1.00       25,000          250       24,750              -               -              -           25,000
Net change in unrealized
gain on securities available
for sale                                 -            -           -               -         112,500              -          112,500
Accumulated loss- period
May 17, 1989 to
December 31, 1999                        -            -           -               -               -       (470,547)        (470,547)
                               -------------   ----------  ------------   -----------      ------------ ------------     -----------

Balance December 31, 1999       13,545,315     $135,453    $985,311        $      -        $112,500      $(470,547)        $ 762,717
                               -------------   ----------  ------------   -----------      ------------ ------------     -----------



                                                                                            Unrealized
                             Common           Common         Capital In      Receivable     Gain On
                             Stock            Stock          Excess Of       On Shares      Securities
                                                                                            Available      Accumulated
                             Shares           Amount         Par Value        Issued        For Sale       (Deficit)        Total
                            ---------        --------       ------------     -----------   ------------   -------------    -------

Balance December 31, 1999   13,545,315       $135,453        $985,311       $      -        $112,500       $(470,547)      $762,717
Issuance of common stock
during 2000:
 Settle note payable and
 accrued interest at $.67       75,000            750          49,831              -               -               -         50,581
 For prepaid legal services
 at $.30                       200,000          2,000          58,000              -               -               -         60,000
 For services at $1.00          67,500            675          66,825              -               -               -         67,500
Net change in unrealized
gain (Loss) on securities
available for sale                   -              -               -              -        (312,500)              -       (312,500)
Net loss year ended
December 31, 2000                    -              -               -              -               -         (75,214)       (75,214)
Balance December 31, 2000   13,887,815        138,878       1,159,967              -        (200,000)       (545,761)       553,084
                            ------------   ------------     ------------   -----------     ------------    ------------  -----------
Issuance of common stock
during 2001:
 Debts settled and expenses
 paid at $.04                7,000,000         70,000        193,082               -               -               -        263,082
Net change in unrealized
gain (Loss) on securities
available for sale                   -              -              -               -         200,000               -        200,000
Net loss year ended
December 31, 2001                    -              -              -               -               -      (1,414,571)    (1,414,571)
                           -------------   ------------     ------------   ------------   -------------   -----------    -----------

Balance December 31, 2001   20,887,815       $208,878      $1,353,049      $       -        $      -     $(1,960,332)   $  (398,405)
                           =============   ============     ============   ============   =============   ===========    ===========

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BUSINESS ACTIVITY

Business activity

The Company, a Delaware corporation was incorporated on May 17, 1989, and is currently in the development stage. The Company sought to acquire and develop high technology software firms, and to engage in the sourcing and marketing of furniture and accessories to the hospitality and time share market. Currently the Company is exploring other business possibilities.

In April 1999 the Company changed its name from Commerce Centers Corporation to Skreem.com Corporation and approved a reverse stock split of 3 shares of outstanding stock for 5 shares. The report has been prepared as if the stock split had occurred at inception.

In January 2001 the Company changed its name from Skreem.com Corporation to Waterford Sterling Corporation.

Accounting method

The Company's financial statements are prepared using the accrual method of accounting.

Principles of consolidation

The consolidated financial statements include the accounts of Skreem.com Corporation and Waterford Florida, Inc., both Nevada corporations. All material intercompany transactions have been eliminated.

Computer software costs

The  Company  expenses  research  and  development  costs  related  to  software development that has not reached technological feasibility and started production for sale. Thereafter costs are capitalized and amortized over a maximum of five years or expected life of the product, whichever is less.

Income (loss) per share

The computation of income (loss) per share of common stock is based on the weighted average number of shares outstanding, after the stock split.

Statement of cash flows

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents for purposes of the statement of cash flows.

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2001



1.   SUMMARY  OF   SIGNIFICANT   ACCOUNTING   POLICIES  AND  BUSINESS   ACTIVITY
     (continued)

Financial instruments

The Company estimates that the fair value of all financial instruments at December 31, 2001 do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets.

Dividend policy

The Company has not yet adopted a policy regarding payment of dividends.

Estimates and assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Marketable securities:

Certain equity securities are classified as available for sale as defined by SFAS 115. In accordance with that Statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

2.   INCOME TAXES

The Company complies with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. At December 31, 2001 the Company had a net operating loss ("NOL") carry forward for United States income tax purposes of approximately $1,304,000. The NOL carryforward expires in increments beginning in 2004. The Company also had a net capital loss carryover of approximately $640,000. The Company's ability to utilize its net NOL carryforward is subject to the realization of taxable income in future years, and under certain circumstances, the Tax Reform Act of 1986 restricts a corporation's use of its NOL carryforward. The Company believes that there is at least a 50% chance that the carryforward will expire unused, therefore, any tax benefit from the loss carryforward has been fully offset by a valuation reserve.

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2001


3.   ACQUISITION OF SUBSIDIARIES

In April 1999 the Company, Skreem.com Corporation, a Delaware corporation ("SCD") acquired all of the outstanding stock of Skreem.com Corporation, a Nevada corporation ("SCN") through a stock for stock exchange in which the stockholders of SCN received 9,600,000 post stock split common shares of the SCD in exchange for all of the stock of the SCN. Skreem.com Corporation ("SCN") was incorporated in Nevada on January 29, 1999 for the purpose of developing high technology software.

For reporting purposes, the acquisition is treated as an acquisition of the Company ("SCD") by Skreem.com Corporation of Nevada ("SCN") (reverse acquisition) and a recapitalization of SCN with its historical financial statements being combined with the Company's. No proforma statements have been included since the acquisition is considered to be a reverse acquisition.

On January 31, 2001, the Company executed and Exchange Agreement for the acquisition of all of the issued and outstanding shares of Waterford Florida, Inc. in exchange for 7,000,000 share of the Company's common stock. Waterford Florida, Inc. is currently engaged in the sourcing and marketing of furniture and accessories to the hospitality and time share market, however, at the date of acquisition it had not commenced this activity.

4.   PREPAID EXPENSE

The Company leases office space under a noncancellable operating lease agreement effective January 1, 2001 which expires December 31, 2002. The Company prepaid the rent for the two years specified in the lease agreement. Consideration for the prepayment was based on the present value of 24 months at $5,000 per month, discounted at 8% or $110,553. Prepaid rent expense at December 31, 2001 was $57,479.

5.   MARKETABLE SECURITIES

The Company owned 650, 000 shares of Grand Slam Treasures with an original cost of $650,000 based on the market value of the stock at the date of acquisition. During the period ended March 31, 2001 Grand Slam Treasures changed its name and adopted a reverse stock split of 100 to 1 for its common shares. The approximate market value of this security at March 31, 2001 was $19,500. The Company considered this change in value to be of a non-temporary nature and accordingly recorded a loss of $630,500, thereby establishing a new cost basis of $19,500. The Company sold the shares during May and June for $46,438 resulting in a realized gain of $26,938.

Proceeds from the sale of securities available for sale totaled $59,676 for the year ended December 31, 2001, on which gross losses of $9,825 were realized.

6.       RELATED PARTY TRANSACTIONS

During February 1998, the Company issued 1,585,258 post stock split shares to five major stockholders and two persons who were both officers and directors. The consideration for the issuance was assumption of the Company's accrued liabilities in the amount of $21,920 by the above mentioned shareholders, and the agreement by them to fund future Company expenditures in the amount of $4,500.

The shares issued pursuant to the acquisition agreement as described in note 3 were issued to four individuals who collectively represent a controlling interest of the Company.

During May 2000, the Company borrowed $50,000 from its President payable on demand at 8%.
On September 26, 2000, the Company issued 75,000 shares of its common stock in settlement of the $50,000 note including accrued interest.

The Company has borrowed additional funds from related parties resulting in 8% demand notes secured by the Company's assets and treasury securities as follows at December 31, 2001:

              Notes payable - Stockholder of the Company             $150,955
              Notes payable - Market Management International,
              a company is which a major stockholder has
              an interest.                                            329,705
                                                                      -------
                                                                     $480,660
                                                                      =======

7.   GOING CONCERN

The Company has suffered recurring operating losses from its inception. The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit for the Company, however, there is insufficient working capital to service its debt and for any future planned activity. Continuation of the Company as a going concern is dependent upon obtaining additional working capital for any future planned activity and management of the Company will be required to develop a strategy which will accomplish this objective.

8.   SUPPLEMENTAL CASH FLOW DISCLOSURES

                                                                    Inception to
                                             Dec. 31,    Dec. 31,    Dec. 31,
                                              2001         2000        2001
                                             --------    ---------   -----------
Non-cash operating and financing activities:
 Non-cash sales                              $      -    $650,000     $650,000
                                              =========   =======      ========
 Other non-cash operating expenses           $      -    $ 89,448     $ 89,448
                                              =========   =======      ========
 Issuance of common stock for expenses       $263,082    $ 68,846     $443,348
                                              =========   =======      ========
 Issuance of common stock for note payable   $      -    $ 50,000     $ 50,000
                                              =========   =======      ========

9.   COMMITMENTS

The Company leases office space under a noncancellable operating lease agreement effective January 1, 2001 which expires December 31, 2002. Minimum lease payments of $60,000 per year for 2001 and 2002 are required. The Company has prepaid this obligation (refer to note 4).

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2002


                                     ASSETS

CURRENT ASSETS:
  Prepaid expense (Note 4)                                        $    29,312
                                                                  ------------
   Total current assets                                                29,312

EQUIPMENT:
  Office equipment                                                     40,761
  Accumulated depreciation                                            (23,309)
                                                                  ------------
                                                                       17,452
OTHER ASSETS:
  Business acquisition costs (Note 9)                                  21,700
  Organization costs net of amortization                                  297
                                                                  ------------
                                                                  $    68,761
                                                                  ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued expenses                                                $    24,386
  Account payable related party (Note 5)                              127,725
  Notes payable - related parties (Note 5)                            480,660
                                                                  ------------
   Total current liabilities                                          632,771

STOCKHOLDERS EQUITY (Deficit):
  Common stock, par value $.01;
   authorized 30,000,0000 shares; issued
   and outstanding 20,887,815 shares                                  208,878
  Capital in excess of par                                          1,353,049
  Deficit accumulated during the
   development stage                                               (2,125,937)
                                                                  ------------
   Total stockholders' deficit                                       (564,010)
                                                                  ------------
                                                                  $    68,761
                                                                  ============

                 See accompanying notes to financial statements

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For The Six Months Ended June 30, 2002 and 2001
                May 17, 1989 (Date of Inception) To June 30, 2002

                                                                              Inception

                                                                                To
                                              June 30,      June 30,          June 30,
                                                2002          2001             2002
                                              --------      --------        ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $(165,604)    $(1,144,054)    $(2,125,937)
  Adjustment to reconcile net loss to
  net cash used by operating activities:
  Loss on sale of investments                        -           9,824           9,824
  Depreciation and amortization                  3,258           4,731          23,949
  Bad debt                                           -               -          12,074
  Decrease in prepaid expenses                  28,167          26,008         141,241
  Increase (decrease) in accounts payable        9,963         (41,876)         24,387
  Revenue in non-cash transaction                    -               -        (650,000)
  Nontemporary loss on securities                    -         630,500         630,500
  Expenses paid and debts settled
   with common stock                                 -         263,082         443,348
  Loss on exchange of notes receivable
   for prepaid rent                                  -               -          45,200
  Other expenses incurred in
   non-cash transactions                             -               -          44,248
                                             ----------      ----------     -----------
Net cash (Used) by operations                 (124,216)       (251,785)     (1,401,166)
                                             ----------      ----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale of securities available for sale              -          59,676          59,676
  Issuance of notes receivable                       -               -        (290,733)
  Collections on notes receivable                    -               -          78,658
  Purchase of marketable securities                  -               -         (50,000)
  Purchase of equipment                              -               -         (40,761)
  Increase in organization costs                     -               -            (936)
  Increase in business acquisition costs       (21,700)              -         (21,700)
                                             ----------      ----------     -----------
Net cash provided (used)
  by investing activities                      (21,700)         59,676        (265,796)
                                             ----------      ----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common
   stock for cash                                    -               -       1,009,344
  Loans from related parties                   127,725         185,210         657,618
                                            -----------      ----------     -----------
Net cash provided from
  financing activities                         127,725         185,210       1,666,962
                                            -----------      ----------     -----------
NET INCREASE IN CASH                           (18,191)         (6,899)              -
Cash, beginning                                 18,191          12,664               -
                                            -----------      ----------     -----------
Cash, ending                                $        -       $   5,765       $       -
                                            ===========      ==========     ===========

See (Note 8) for supplemental disclosures.

                 See accompanying notes to financial statements

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                      Consolidated Statements Of Operations
                For The Three Months Ended June 30, 2002 and 2001
                 For The Six Months Ended June 30, 2002 and 2001
              And May 17, 1989 (Date Of Inception) To June 30, 2002


                                                                                                  Inception
                                             Three Months Ended         Six Months Ended             To
                                          June 30,         June 30,   June 30,      June 30,       June 30,
                                           2002             2001       2002          2001           2002
                                         ---------        ---------  ----------    ----------    ------------

REVENUE:
 Sales of software                      $        -        $     -    $      -     $      -        $ 652,458
 Sales of furniture                                             -       6,756            -     77,14977,370
 Interest income                               776          1,871       1,833        4,024           60,058
                                         ----------       ---------  ---------     ---------   -------------
                                               776          8,627       1,833       81,173          789,886
COST AND EXPENSES:
 Cost of furniture sold                          -         11,828           -       70,072           70,072
 Selling, general and
   administrative                           48,794        140,911     143,594      502,022        2,132,228
 Interest                                   10,971          5,920      20,584        8,170           45,923
 Depreciation and
  amortization                               1,676          2,319       3,259        4,637           27,275
 Loss (gain) on sale of
 investments                                     -        (26,938)          -        9,825            9,825
                                        -----------      ----------  ----------    ---------    ------------
  Total expenses                            61,441        134,040     167,437      594,726        2,285,323
                                        -----------      ----------  ----------    ---------    ------------
LOSS BEFORE
 EXTRAORDINARY ITEM                        (60,665)       (125,413)  (165,604)    (513,553)      (1,495.427)
                                        -----------      ----------  ----------   ----------    ------------

EXTRAORDINARY ITEM
 Non-temporary loss
 on securities                                  -                -          -     (630,500)        (630,500)
                                        -----------       ---------  ----------   ----------    ------------
NET LOSS                                  (60,665)        (125,413)  (165,604)  (1,144,053)      (2,125,937)

OTHER COMPREHENSIVE
 INCOME
   Unrealized gain on available
     for sale securities                        -               -           -      200,000                -
                                        -----------       ---------  ----------   ----------    ------------
COMPREHENSIVE LOSS                       $(60,665)      $(125,413)  $(165,604)   $(994,053)     $(2,125,937)
                                        ===========       =========  ==========   ==========    ============

Loss per common share before
 extraordinary item                      $   (.00)      $   (.01)   $    (.01)     $  (.03)
Extraordinary loss per
 common share                                   -              -            -         (.03)
                                        -----------       ---------  ----------   ----------
Net less per common share                $   (.00)      $   (.01)   $    (.01)     $   (06)
                                        ===========       =========  ==========   ==========
Weighted average
 shares outstanding                    20,887,815     20,887,815   20,887,815   19,688,920
                                       ============   ============= =========== ============


                 See accompanying notes to financial statements

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2002

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BUSINESS ACTIVITY

Business activity
-----------------
The Company, a Delaware corporation was incorporated on May 17, 1989, and is currently in the development stage. The Company sought to acquire and develop high technology software firms, and to engage in the sourcing and marketing of furniture and accessories to the hospitality and time share market. Currently the Company is exploring other business possibilities.

In April 1999 the Company changed its name from Commerce Centers Corporation to Skreem.com Corporation and approved a reverse stock split of 3 shares of outstanding stock for 5 shares. The report has been prepared as if the stock split had occurred at inception.

In January 2001 the Company changed its name from Skreem.com Corporation to Waterford Sterling Corporation.

Accounting method
-----------------
The Company's financial statements are prepared using the accrual method of accounting.

Principles of consolidation
---------------------------
The consolidated financial statements include the accounts of Skreem.com Corporation and Waterford Florida, Inc., both Nevada corporations. All material intercompany transactions have been eliminated.

Computer software costs
-----------------------
The  Company  expenses  research  and  development  costs  related  to  software development that has not reached technological feasibility and started production for sale. Thereafter costs are capitalized and amortized over a maximum of five years or expected life of the product, whichever is less.

Income (loss) per share
-----------------------
The computation of income (loss) per share of common stock is based on the weighted average number of shares outstanding, after the stock split.

Statement of cash flows
-----------------------
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents for purposes of the statement of cash flows.

Financial instruments
---------------------
The Company estimates that the fair value of all financial instruments at June 30, 2002 do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets.

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2002

Dividend policy
---------------
The Company has not yet adopted a policy regarding payment of dividends.

Estimates and assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Marketable securities:
---------------------
Certain equity securities are classified as available for sale as defined by SFAS 115. In accordance with that Statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

1.   INCOME TAXES

The Company complies with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. At June 30, 2002 the Company had a net operating loss ("NOL") carry forward for United States income tax purposes of approximately $1,469,603. The NOL carryforward expires in increments beginning in 2004. The Company also had a net capital loss carryover of approximately $640,000. The Company's ability to utilize its net NOL carryforward is subject to the realization of taxable income in future years, and under certain circumstances, the Tax Reform Act of 1986 restricts a corporation's use of its NOL carryforward. The Company believes that there is at least a 50% chance that the carryforward will expire unused, therefore, any tax benefit from the loss carryforward has been fully offset by a valuation reserve.

2.   ACQUISITION OF SUBSIDIARIES

In April 1999 the Company, Skreem.com Corporation, a Delaware corporation ("SCD") acquired all of the outstanding stock of Skreem.com Corporation, a Nevada corporation ("SCN") through a stock for stock exchange in which the stockholders of SCN received 9,600,000 post stock split common shares of the SCD in exchange for all of the stock of the SCN. Skreem.com Corporation ("SCN") was incorporated in Nevada on January 29, 1999 for the purpose of developing high technology software.

For reporting purposes, the acquisition is treated as an acquisition of the Company ("SCD") by Skreem.com Corporation of Nevada ("SCN") (reverse acquisition) and a recapitalization of SCN with its historical financial statements being combined with the Company's. No proforma statements have been included since the acquisition is considered to be a reverse acquisition.

On January 31, 2001, the Company executed and Exchange Agreement for the acquisition of all of the issued and outstanding shares of Waterford Florida, Inc. in exchange for 7,000,000 share of the Company's common stock. Waterford Florida, Inc. is currently engaged in the sourcing and marketing of furniture and accessories to the hospitality and time share market, however, at the date of acquisition it had not commenced this activity.

                         WATERFORD STERLING CORPORATION
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2002

3.   PREPAID EXPENSE

The Company leases office space under a noncancellable operating lease agreement effective January 1, 2001 which expires December 31, 2002. The Company prepaid the rent for the two years specified in the lease agreement. Consideration for the prepayment was based on the present value of 24 months at $5,000 per month, discounted at 8% or $110,553. Prepaid rent expense at June 30, 2002 was $29,312.

5.   RELATED PARTY TRANSACTIONS

During February 1998, the Company issued 1,585,258 post stock split shares to five major stockholders and two persons who were both officers and directors. The consideration for the issuance was assumption of the Company's accrued liabilities in the amount of $21,920 by the above mentioned shareholders, and the agreement by them to fund future Company expenditures in the amount of $4,500.

The shares issued pursuant to the acquisition agreement as described in note 3 were issued to four individuals who collectively represent a controlling interest of the Company.

During May 2000, the Company borrowed $50,000 from its President payable on demand at 8%. On September 26, 2000, the Company issued 75,000 shares of its common stock in settlement of the $50,000 note including accrued interest.

The Company has borrowed additional funds from related parties resulting in 8% demand notes secured by the Company's assets and treasury securities, and other unsecured amounts as follows at June 30, 2002:

         Notes payable - Stockholder of the Company              $150,955
         Notes payable - Market Management International,
         a company is which a major stockholder has
         an interest.                                             329,705
                                                                 ---------
                                                                 $480,660
         Unsecured amounts borrowed form Market
         Management International                                $127,725
                                                                 =========

6. GOING CONCERN

The Company has suffered recurring operating losses from its inception. The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit for the Company, however, there is insufficient working capital to service its debt and for any future planned activity. Continuation of the Company as a going concern is dependent upon obtaining additional working capital for any future planned activity and management of the Company will be required to develop a strategy which will accomplish this objective.

7.       SUPPLEMENTAL CASH FLOW DISCLOSURES

                                                                         Inception to
                                                 June 30,    June 30,     June 30,
                                                   2002       2001          2002
                                                 --------    -------     ------------

Non-cash operating and financing activities:
 Non-cash sales                                  $      -    $    -      $ 650,000
                                                 ========    =========    ==========
 Other non-cash operating expenses               $      -    $    -      $  89,448
                                                 ========    =========    ==========
 Issuance of common stock for expenses           $      -    $ 263,082   $ 443,348
                                                 ========    =========    ==========
 Issuance of common stock for note payable       $      -    $    -      $  50,000
                                                 ========    =========    ==========

8.       COMMITMENTS

The Company leases office space under a noncancellable operating lease agreement effective January 1, 2001 which expires December 31, 2002. Minimum lease payments of $60,000 for 2002 are required. The Company has prepaid this obligation (refer to note 4).

9.       BUSINESS ACQUISITION COSTS

The Company as incurred direct and incremental costs associated with a pending merger of $21,700.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

MATERIAL CHANGES IN RESULTS OF OPERATIONS

Three  Months  Ended June 30, 2002  Compared to the Three  Months Ended June 30,
2001

     Revenues for the three months ended June 30, 2002 decreased to $776 from $8,627 for the three months ended June 30, 2001. This decrease in revenues resulted from the absence of furniture sales in the current quarter compared to $6,756 of furniture sales during the corresponding quarter of the prior year and a reduction in interest income of $1,095.

     Cost of furniture sold decreased to $0 from $11,828 for the corresponding period of the prior year as the Company is no longer engaged in the furniture business.

     Selling, general and administrative expenses decreased by $92,117 to $48,794 for the three months ended June 30, 2002 from $140,911 for the corresponding period of the prior year. This decrease principally resulted from decreases in staff payroll.

     Interest expense increased by $5,051 to $10,971 for the three months ended June 30, 2002 from $5,920 for the corresponding period of the prior year. The increase in interest expense resulted from increased borrowings by the Company.

     Depreciation and amortization expense decreased to $1,676 for the three months ended June 30, 2002 from $2,319 for the corresponding period of the prior year. The decrease in depreciation and amortization expense resulted from a reduction in depreciable assets.

     For the three months ended June 30, 2001, the Company had a net of $26,938 on the sale of marketable securities. The Company had no gain or loss from the sale of securities in the corresponding period of the current year.

     As a result of the foregoing, the Company's net operating loss decreased by $64,748 to $60,665 for the three months ended June 30, 2002 from $125,413 for the corresponding period of the prior year.

Six Months Ended June 30, 2002 Compared to the Six Months Ended June 30, 2001

     Revenues for the six months ended June 30, 2002 decreased to $1,833 from $81,173 for the six months ended June 30, 2001. This decrease in revenues resulted from the absence of sales of furniture in the current period compared to $77,149 in the prior year and a reduction in the interest income of $2,191.

     Cost of furniture sold decreased to $0 from $70,072 for the corresponding period of the prior year as the Company is no longer engaged in the furniture business.

     Selling, general and administrative expenses decreased by $358,428 to $143,594 for the six months ended June 30, 2001from $502,022 for the corresponding period of the prior year. This decrease resulted from exiting the furniture business and the corresponding cost of furniture samples, shipping and costs of Hong Kong operations as well as reduced staff levels.

     Interest expense increased by $12,414 to $20,584 for the six months ended June 30, 2002 from $8,170 for the corresponding period of the prior year. The increase in interest expense results from increased borrowings by the Company.

     Depreciation and amortization expense decreased by $1,378 to $3,259 for the six months ended June 30, 2002 from $4,637 for the corresponding period of the prior year. The decrease in depreciation and amortization expense resulted from a decrease in depreciable assets.

     For the six months ended June 30, 2001, the Company had a net loss of $9,825 from the sale of marketable securities. The Company had no gain or loss from the sale of marketable securities in the current year. In addition, for the six months ended June 30, 2001, the Company recorded an extraordinary loss on the write-down of its Grand Slam Treasures, Inc. shares of $630,500 and had other comprehensive income of $200,000 from unrealized gain on securities available for sale. There were no such extraordinary items or comprehensive income items for the current year.

     As a result of the foregoing, the Company's net operating loss including extraordinary items decreased by $828,449 to $165,604 for the six months ended June 30, 2002 from $994,053 for the corresponding period of the prior year.

CHANGES IN FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     For the past twelve months, the Company has funded its operating losses and capital requirements through loans from its principal shareholder. As of June 30, 2002, the Company had no cash and a deficit in working capital of $603,459. This compares with cash of $5,765 and a working capital deficit of $182,938 for the corresponding period of the prior year.

     Net cash used in operating activities decreased to $124,216 for the six months ended June 30, 2001 from $251,785 for the six months ended June 30, 2001. The decrease in cash used in operations resulted from a decrease in the net operating loss which was offset by expenses which were paid in shares, a non-cash loss resulted from a write-down of the Company's portfolio and moderate changes in the Company's current accounts.

     Cash flows used in investing activities for the six months ended June 30, 2001 increased to $21,700 from net cash provided from investing activities of $59,676 for the corresponding period of the prior year. This increase is attributable to the absense of the sale of securities in the current period and an increase in business acquisition costs.

     Net cash provided by financing activities decreased to $127,725 from $185,210 for the six months ended June 30, 2002 and 2001, respectively. For each six month period the Company received a loan of $185,210 from its principal shareholder.

     The Company has experienced significant operating losses throughout its history, and will acquire substantial funds for the development of its business. Therefore, the Company's ability to survive is dependent on its ability to raise capital through the issuance of stock or borrowing of additional funds. Without the success of one of these options, the Company will not have sufficient cash to satisfy its working capital and investment requirements for the next twelve months.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma combined financial statements give effect to the merger using the purchase method of accounting as prescribed by Statement of Financial Accounting Standards No. 141 "Business Combinations." The following unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Waterford Sterling Corporation (Waterford) and Eternal Technology Group Ltd (Eternal) which are included elsewhere in this document.

The unaudited pro forma combined financial statements are provided for information purposes only and does not purport to represent what the combined financial position and results of operations would have been had the merger in fact occurred on the dates indicated. The following unaudited pro forma combined balance sheet represents the combined financial position of Waterford and Eternal as of June 30, 2002, assuming that the merger occurred on June 30, 2002. The unaudited proforma combined statements of operations give effect to the proposed merger of Waterford and Eternal by combining the results of operations for the year ended December 31, 2001 and the six month period ended June 30, 2002. The unaudited proforma combined financial statements are presented for illustrative purposes only. The proforma adjustments are based upon available information and assumptions that management believes are reasonable.

                        ETERNAL TECHNOLOGY GROUP LTD AND
          WATERFORD STERLING CORPORATION (A DEVELOPMENT STAGE COMPANY)
                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 2002

                                 WATERFORD         ETERNAL
                                 STERLING         TECHNOLOGY      PRO FORMA
   ASSETS                       (Unaudited)      (Unaudited)     ADJUSTMENTS       PRO FORMA

CURRENT ASSETS
  Cash and cash equivalents           $ -        $ 2,953,551          $ -        $ 2,953,551
  Trade receivables                     -            736,602            -            736,602
  Inventories                           -            475,614            -            475,614
  Prepaid expenses                 51,309            146,649            -            197,958
  Related party receivables             -            387,834            -            387,834
  Total current assets             51,309          4,700,250            -          4,751,559

PROPERTY AND EQUIPMENT, NET        17,452          9,824,130            -          9,841,582
LAND USE RIGHTS                         -          5,565,517            -          5,565,517
                                 $ 68,761       $ 20,089,897          $ -       $ 20,158,658
                               ============     ============    ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable and accrued
   expenses                     $ 24,386        $ 1,368,538            $ -      $ 1,392,924
   Related party payables        127,725          1,636,245       (127,725)2      1,636,245
   Note payable-related parties  480,660                  -       (480,660)2              -
   Total current liabilities     632,771          3,004,783       (608,385)       3,029,169
   Shareholders' equity
   Common stock                  208,878             10,000       (192,937)1,        25,941
   Paid-in capital             1,353,049          6,644,071     (1,324,615)1,2    6,672,505
   Retained earings(deficit)  (2,125,937)        10,431,043      2,125,937 1     10,431,043
                                $ 68,761       $ 20,089,897            $ -     $ 20,158,658
                               ============     ============     =============  ===========

Notes to Pro Forma Financial Statements

1. Adjustment to record changes for additional stock issued and recapitalize Waterford Sterling Corporation with the capital structure of Eternal Technology Group Ltd and to reflect the 6 to 1 reverse stock split.

2.   To convert outstanding related party payables into shares of common stock.

3.   Eliminate loss from discontinued operations.

                        ETERNAL TECHNOLOGY GROUP LTD AND
          WATERFORD STERLING CORPORATION (A DEVELOPMENT STAGE COMPANY)
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                    WATERFORD      ETERNAL
                                    STERLING     TECHNOLOGY      PRO FORMA
                                   (Unaudited)   (Unaudited)    ADJUSTMENTS       PRO FORMA

Gross revenue                         $ -       $ 11,446,361       $   -       $ 11,446,361
Cost of sales                           -          3,852,386           -          3,852,386
Gross profit                            -          7,593,975           -          7,593,975
Selling, general and
  administrative expenses               -            937,971           -            937,971
Depreciation and amortization           -            845,716           -            845,716
Merger costs                            -                  -           -                  -
Net income from
  continuing operations                 -          5,810,288           -          5,810,288
Loss from discontinued
   operations                  (1,414,570)                 -   1,414,570 3                -
Net income                   $ (1,414,570)       $ 5,810,288 $ 1,414,570        $ 5,810,288
                              ============       ============  ==========      =============

Income (loss) per common share
Basic and diluted
  Income from continuing
   operations                                                                       $ 0.22
  Loss from discontinued
   operations                     $ (0.42)                                               -
Net income                        $ (0.42)                                          $ 0.22
                             =============                                     =============
Weighted average number of common
  shares outstanding
  Basic                         3,382,216                                       25,941,176

Notes to Pro Forma Financial Statements

1. Adjustment to record changes for additional stock issued and recapitalize Waterford Sterling Corporation with the capital structure of Eternal Technology Group Ltd and to reflect the 6 to 1 reverse stock split.

2.   To convert outstanding related party payables into shares of common stock.

3.   Eliminate loss from discontinued operations.

                        ETERNAL TECHNOLOGY GROUP LTD AND
          WATERFORD STERLING CORPORATION (A DEVELOPMENT STAGE COMPANY)
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      SIX MONTH PERIOD ENDED JUNE 30, 2002

                                WATERFORD          ETERNAL
                                STERLING          TECHNOLOGY      PRO FORMA
                               (Unaudited)        (Unaudited)    ADJUSTMENTS          PRO FORMA


Gross revenue                         $ -         $ 843,373              -           $ 843,373

Cost of sales                           -           436,467              -             436,467

Gross profit                            -           406,906              -             406,906

Selling, general and
  administrative expenses               -           428,973              -             428,973

Depreciation and amortization           -           436,607              -             436,607
Research and development                -         1,000,000              -           1,000,000

Net income from continuing
  operations                                     (1,458,674)                        (1,458,674)

Loss from discontinued
  operations                     (165,604)                -         165,604 3                -

Net income                     $ (165,604)      $(1,458,674)      $ 165,604        $(1,458,674)
                                ===========     =============      ==========       ===========

Income (loss) per common share

Basic and diluted

  Income from continuing
   operations                         $ -                                             $ (0.06)

  Loss from discontinued
   operations                       (0.05)                                                  -
Net income                        $ (0.05)                                            $ (0.06)
                                ===========                                          ==========


Weighted average number of common
  shares outstanding
  Basic and diluted             3,481,303                                          25,941,176



Notes to Pro Forma Financial Statements

1. Adjustment to record changes for additional stock issued and recapitalize Waterford Sterling Corporation with the capital structure of Eternal Technology Group Ltd and to reflect the 6 to 1 reverse stock split.

2.   To convert outstanding related party payables into shares of common stock.

3.   Eliminate loss from discontinued operations.

                               EXCHANGE AGREEMENT

                                     Between

                         WATERFORD STERLING CORPORATION

                                       and

                           ETERNAL TECHNOLOGIES, INC.



                               Dated May ___, 2002

                                TABLE OF CONTENTS


ARTICLE I     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ETERNAL TECHNOLOGIES
              GROUP LTD.

1.01          Organization                                                                              4
1.02          Capitalization                                                                            5
1.03          Subsidiaries and Predecessor Corporations                                                 5
1.04          Financial Statements                                                                      5
1.05          Information                                                                               6
1.06          Options and Warrants                                                                      6
1.07          Absence of Certain Changes or Events                                                      6
1.08          Title and Related Matters                                                                 7
1.09          Litigation and Proceedings                                                                8
1.10          Contracts                                                                                 8
1.11          Material Contract Defaults                                                                8
1.12          No Conflict With Other Instruments                                                        9
1.13          Governmental Authorizations                                                               9
1.14          Compliance With Laws and Regulations                                                      9
1.15          Insurance                                                                                 9
1.16          Approval of Agreement                                                                     9
1.17          Material Transactions or Affiliations                                                     9
1.18          Labor Relations                                                                           9
1.19          Eternal Concepts Schedules                                                               10
1.20          Bank Accounts; Power of Attorney                                                         11
1.21          Valid Obligation                                                                         11

ARTICLE II    REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WATERFORD STERLING
              CORPORATION

2.01          Organization                                                                             11
2.02          Capitalization                                                                           12
2.03          Subsidiaries and Predecessor Corporations                                                12
2.04          Securities Filings; Financial Statements                                                 12
2.05          Information                                                                              13
2.06          Options and Warrants                                                                     13
2.07          Absence of Certain Changes or Events                                                     13
2.08          Title and Related Matters                                                                14
2.09          Litigation and Proceedings                                                               15
2.10          Contracts                                                                                15
2.11          Material Contract Defaults                                                               16
2.12          No Conflict With Other Instruments                                                       16
2.13          Governmental Authorizations                                                              16
2.14          Compliance With Laws and Regulations                                                     16
2.15          Insurance                                                                                16
2.16          Approval of Agreement                                                                    16
2.17          Continuity of Business Enterprises                                                       17
2.18          Material Transactions or Affiliations                                                    17
2.19          Labor Relations                                                                          17
2.20          Waterford Schedules                                                                      17
2.21          Bank Accounts; Power of Attorney                                                         18
2.22          Valid Obligation                                                                         18

ARTICLE III   PLAN OF EXCHANGE

3.01          The Exchange                                                                             19
3.02          Anti-Dilution                                                                            19
3.03          Closing                                                                                  19
3.04          Closing Events                                                                           19
3.05          Termination                                                                              20

ARTICLE IV    SPECIAL COVENANTS

4.01          Access to Properties and Records                                                         22
4.02          Delivery of Books and Records                                                            22
4.03          Third Party Consents and Certificates                                                    22
4.04          Name Change and State of Incorporation                                                   22
4.05          Atlantic Shareholder Meeting                                                             22
4.06          Consent of Digital Shareholders                                                          22
4.07          Designation of Directors and Officers                                                    22
4.08          Exclusive Dealing Rights                                                                 23
4.09          Actions Prior to Closing                                                                 23
4.10          Sales Under Rule 144 or 145, If Applicable                                               25
4.11          Indemnification                                                                          25

ARTICLE V     CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD WEB ADVISORS

5.01          Accuracy of Representations and Performance of Covenants                                 26
5.02          Officer's Certificates                                                                   26
5.03          No Material Adverse Change                                                               26
5.04          Good Standing                                                                            26
5.05          Approval by Eternal Shareholders                                                         26
5.06          No Governmental Prohibitions                                                             26
5.07          Consents                                                                                 27
5.08          Other Items                                                                              27

ARTICLE VI    CONDITIONS PRECEDENT TO OBLIGATIONS OF ETERNAL TECHNOLOGIES GROUP,
              INC. AND THE ETERNAL SHAREHOLDERS

6.01          Accuracy of Representations and Performance of Covenants                                 27
6.02          Officer's Certificate                                                                    27
6.03          No Material Adverse Change                                                               28
6.04          Good Standing                                                                            28
6.05          No Governmental Prohibition                                                              28
6.06          Consents                                                                                 28
6.07          Other Items                                                                              28

ARTICLE VII   MISCELLANEOUS

7.01          Brokers                                                                                  28
7.02          Governing Law                                                                            28
7.03          Notices                                                                                  29
7.04          Attorney's Fees                                                                          29
7.05          Confidentiality                                                                          29
7.06          Public Announcements and Filings                                                         30
7.07          Schedules; Knowledge                                                                     30
7.08          Third Party Beneficiaries                                                                30
7.09          Expenses                                                                                 30
7.10          Entire Agreement                                                                         30
7.11          Survival; Termination                                                                    30
7.12          Counterparts                                                                             30
7.13          Amendment or Waiver                                                                      30
7.14          Best Efforts

                               EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this day of April 2002 by and between WATERFORD STERLING CORPORATION a Nevada corporation (hereinafter referred to as ("Waterford") ETERNAL TECHNOLOGIES GROUP LTD., a British Virgin Islands corporation (hereinafter referred to as "Eternal"), upon the following premises:

                                    Premises

     WHEREAS, Waterford is a publicly held corporation organized under the laws of the State of Nevada;

     WHEREAS, Eternal Technologies is a privately held corporation organized under the laws of the British Virgin Islands;

     WHEREAS, management of the constituent corporations have determined that it is in the best interest of the parties that Waterford acquire 100% of the issued and outstanding securities of Eternal in exchange for the issuance of certain shares of Waterford (the "Exchange") and Eternal agreed to use its best efforts to cause its shareholders (the "Eternal Shareholders") to exchange their securities of Eternal on the terms described herein; and

     WHEREAS, Waterford and Eternal desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                                    Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF Eternal

     As an inducement to, and to obtain the reliance of Waterford, except as set forth on the Eternal Schedules (as hereinafter defined), Eternal represents and warrants as follows:

     Section 1.01 Organization. Eternal is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Eternal Schedules are complete and correct copies of the articles of incorporation, and bylaws of Eternal as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Eternal's Memorandum and Articles of Association. Eternal has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Eternal has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 Capitalization. The authorized capitalization of Eternal consists of 50,000 shares of common stock, $1.00 par value, of which 10,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03 Subsidiaries and Predecessor Corporations. Eternal does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "Eternal" also includes those subsidiaries, if any, set forth on Schedule 1.03.

         Section 1.04      Financial Statements.
                           --------------------

                  (a) Included in the Eternal Schedules are (i)the audited balance sheets of Eternal as successor in interest as of December 31, 2000 and 2001, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 2000 and 2001 together with the notes to such statements and the opinion of Thomas Leger & Co. independent certified public accountants, with respect thereto.

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Eternal balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of Eternal. Eternal did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Eternal in accordance with generally accepted accounting principles.

                  (c) Eternal has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (d) Eternal has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (e) The books and records, financial and otherwise, of Eternal are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) All of Eternal' assets are reflected on its financial statements, and, except as set forth in the Eternal Schedules or the financial statements of Eternal or the notes thereto, Eternal has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 1.05 Information. The information concerning Eternal set forth in this Agreement and in the Eternal Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Eternal has fully disclosed in writing to Waterford (through this Agreement or the Eternal Schedules) all information relating to matters involving Eternal or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Eternal or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Eternal, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Eternal common stock, except options, warrants, calls or commitments, if any, to which Eternal is not a party and by which it is not bound.

         Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Eternal Schedules, since December 31, 2001:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Eternal or
         (ii) any damage, destruction, or loss to Eternal (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Eternal;

                  (b) Eternal has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Eternal; (iv) made any material change in its method of management, operation or accounting;
         (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) Eternal has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Eternal balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby;
         (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Eternal; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of Eternal, Eternal has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Eternal.

         Section 1.08 Title and Related Matters. Eternal has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Eternal balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Eternal Schedules. Except as set forth in the Eternal Schedules, Eternal owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Eternal' business. Except as set forth in the Eternal Schedules, no third party has any right to, and Eternal has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Eternal or any material portion of its properties, assets, or rights.

         Section 1.09 Litigation and Proceedings. Except as set forth in the Eternal Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Eternal after reasonable investigation, threatened by or against Eternal or affecting Eternal or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Eternal does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

          Section 1.10     Contracts.
                           ---------

                  (a) Except as included or described in the Eternal Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Eternal is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000));

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Eternal is a party or by which its properties are bound and which are material to the operations of Eternal taken as a whole are valid and enforceable by Eternal in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Eternal is not a party to or bound by, and the properties of Eternal are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Eternal; and

                  (d) Except as included or described in the Eternal Schedules or reflected in the most recent Eternal balance sheet, Eternal is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice;
         (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Eternal is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Eternal.

         Section 1.11 Material Contract Defaults. Eternal is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Eternal and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Eternal has not taken adequate steps to prevent such a default from occurring.

         Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Eternal is a party or to which any of its properties or operations are subject.

         Section 1.13 Governmental Authorizations. Except as set forth in the Eternal Schedules, Eternal has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Eternal of this Agreement and the consummation by Eternal of the transactions contemplated hereby.

         Section 1.14 Compliance With Laws and Regulations. Except as set forth in the Eternal Schedules, to the best of its knowledge Eternal has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Eternal or except to the extent that noncompliance would not result in the occurrence of any material liability for Eternal.

         Section 1.15 Insurance. All of the properties of Eternal are fully insured for their full replacement cost.

         Section 1.16 Approval of Agreement. The board of directors of Eternal has authorized the execution and delivery of this Agreement by Eternal and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Eternal Shareholders that the Exchange be accepted by them.

         Section 1.17 Material Transactions or Affiliations. Set forth in the Eternal Schedules is a description of every contract, agreement, or arrangement between Eternal and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Eternal to own beneficially, 5% or more of the issued and outstanding common stock of Eternal and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Eternal Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Eternal has, or has had since inception of Eternal, any known interest, direct or indirect, in any transaction with Eternal which was material to the business of Eternal. There are no commitments by Eternal, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 1.18 Labor Relations. Eternal has not had work stoppage resulting from labor problems. To the knowledge of Eternal, no union or other collective bargaining organization is organizing or attempting to organize any employee of Eternal.

         Section 1.19 Eternal Schedules. Eternal has delivered to Waterford the following schedules, which are collectively referred to as the "Eternal Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Eternal as complete, true, and correct as of the date of this Agreement in all material respects:

                  (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Eternal in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Eternal identified in paragraph 1.04(a);

                  (c) a Schedule 1.19(c) containing a list indicating the name and address of each shareholder of Eternal together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Eternal, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Eternal carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Eternal);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of Eternal as of December 31, 2001, or thereafter other than in the ordinary course of business of Eternal, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of Eternal as of December 31, 2001, or that arose thereafter other than in the ordinary course of the business of Eternal, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Eternal respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Eternal since December 31, 2001, required to be provided pursuant to section 1.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Eternal Schedules by Sections 1.01 through 1.18.

         Eternal shall cause the Eternal Schedules and the instruments and data delivered to Waterford hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Eternal. Eternal shall have until April 30, 2002 to provide such schedules. If Eternal cannot or fails to do so, or if Waterford acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Waterford may terminate this Agreement by giving written notice to Eternal within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Waterford may consider a disclosure in the Eternal Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in
Section 1.04(a), taken as a whole.

     Section 1.20 Bank Accounts; Power of Attorney. Set forth in Schedule 1.20 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Eternal within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Eternal, (b) all safe deposit boxes and other similar custodial arrangements maintained by Eternal within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Eternal or who are otherwise authorized to act on behalf of Eternal with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

     Section 1.21 Valid Obligation. This Agreement and all agreements and other documents executed by Eternal in connection herewith constitute the valid and binding obligation of Eternal, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

             REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WATERFORD

     As an inducement to, and to obtain the reliance of Eternal and the Eternal Shareholders, except as set forth in the Waterford Schedules (as hereinafter defined), Waterford represents and warrants as follows:

     Section 2.01 Organization. Waterford is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevadaand has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Waterford Schedules are complete and correct copies of the certificate of incorporation and bylaws of Waterford as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Waterford's certificate of incorporation or bylaws. Waterford has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Waterford has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02 Capitalization. Waterford's authorized capitalization consists of 50,000,000 shares of common stock, par value $.001 of which __________ shares are issued and outstanding (the " Waterford Shares"). These shares will be reverse split so that as of the date of Closing there will be __________ shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 2.03 Subsidiaries and Predecessor Corporations. Waterford does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Waterford" also includes those subsidiaries, if any, set forth on Schedule 2.03.

         Section 2.04      Securities Filings; Financial Statements.

                  (a) For at least the past twelve months Waterford has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission, and has heretofore delivered to Eternal, in the form filed with the Commission, (i) all quarterly and annual reports on Forms 10-QSB and 10-KSB filed since December 31, 2000, (ii) all other reports filed by Waterford with the Securities and Exchange Commission since December 31, 2000 (collectively, the "SEC Reports") and (iii) all comment letters from the Securities and Exchange Commission with respect to the SEC Reports. The SEC Reports
         (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, as appropriate, and
         (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Included in the Waterford Schedules are (i) the audited balance sheets of Waterford as of December 31, 2000 and 2001, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 2000 and December 31, 2001, together with the notes to such statements and the opinion of Mantyla McReynolds, independent certified public accountants, with respect thereto, all as set forth in the SEC Reports.

                  (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Waterford balance sheets present fairly as of their respective dates the financial condition of Waterford. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Waterford had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Waterford, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

                  (d) Waterford has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (e) Waterford has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (f) The books and records, financial and otherwise, of Waterford are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (g) All of Waterford's assets are reflected on its financial statements, and, except as set forth in the Waterford Schedules or the financial statements of Waterford or the notes thereto, Waterford has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 2.05 Information. The information concerning Waterford set forth in this Agreement and the Waterford Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Waterford has fully disclosed in writing to Eternal (through this Agreement or the Waterford Schedules) all information relating to matters involving Waterford or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Waterford or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Waterford, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Waterford.

         Section 2.07 Absence of Certain Changes or Events. Except as disclosed in Exhibit 2.07, or permitted in writing by Eternal, since the date of the most recent Waterford balance sheet:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Waterford or
         (ii) any damage, destruction or loss to Waterford (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Waterford;

                  (b) Waterford has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Waterford; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or
         (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

                  (c) Waterford has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Waterford balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby;
         (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Waterford; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

                  (d) to the best knowledge of Waterford, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Waterford.

         Section 2.08 Title and Related Matters. Waterford has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Waterford balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Waterford Schedules. Except as set forth in the Waterford Schedules, Waterford owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Waterford's business. Except as set forth in the Waterford Schedules, no third party has any right to, and Waterford has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Waterford or any material portion of its properties, assets, or rights.

         Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Waterford after reasonable investigation, threatened by or against Waterford or affecting Waterford or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.09. Waterford has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 2.10      Contracts.
                           ----------

                  (a) Waterford is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.10.

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Waterford is a party or by which its properties are bound and which are material to the operations of Waterford taken as a whole are valid and enforceable by Waterford in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Waterford is not a party to or bound by, and the properties of Waterford are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Waterford; and

                  (d) Except as included or described in the Waterford Schedules or reflected in the most recent Waterford balance sheet, Waterford is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money,
         (iv) guaranty of any obligation, other than one on which Waterford is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Waterford.

         Section 2.11 Material Contract Defaults. Waterford is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Waterford and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Waterford has not taken adequate steps to prevent such a default from occurring.

         Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Waterford is a party or to which any of its assets or operations are subject.

         Section 2.13 Governmental Authorizations. Waterford has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Waterford of this Agreement and the consummation by Waterford of the transactions contemplated hereby.

         Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, Waterford has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Waterford or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 2.15 Insurance. All of the properties of Waterford are fully insured for their full replacement cost.

         Section 2.16 Approval of Agreement. The board of directors of Waterford has authorized the execution and delivery of this Agreement by Waterford and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

         Section 2.17 Continuity of Business Enterprises. Waterford has no commitment or present intention to liquidate Eternal or sell or otherwise dispose of a material portion of Eternal' business or assets following the consummation of the transactions contemplated hereby.

         Section 2.18 Material Transactions or Affiliations. Except as disclosed herein and in the Waterford Schedules, there exists no contract, agreement or arrangement between Waterford and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Waterford to own beneficially, 5% or more of the issued and outstanding common stock of Waterford and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of Waterford has, or has had since inception of Waterford, any known interest, direct or indirect, in any such transaction with Waterford which was material to the business of Waterford. Waterford has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 2.19 Labor Relations. Waterford has not had work stoppage resulting from labor problems. To the knowledge of Waterford, no union or other collective bargaining organization is organizing or attempting to organize any employee of Waterford.

         Section 2.20 Waterford Schedules. Waterford has delivered to Eternal the following schedules, which are collectively referred to as the "Waterford Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Waterford to be complete, true, and accurate in all material respects as of the date of this
Agreement:

              (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of Waterford as in effect as of the date of this Agreement;

              (b) a schedule containing the financial statements of Waterford identified in paragraph 2.04(b);

              (c) a Schedule 2.20(c) containing a list indicating the name and address of each shareholder of Waterford together with the number of shares owned by him, her or it;

              (d) a schedule containing a description of all real property owned by Waterford, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

              (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Waterford carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Waterford);

          (f) a schedule listing the accounts receivable and notes and other obligations receivable of Waterford as of December 31, 2001, or thereafter other than in the ordinary course of business of Waterford, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

              (g) a schedule listing the accounts payable and notes and other obligations payable of Waterford as of December 31, 2001, or that arose thereafter other than in the ordinary course of the business of Waterford, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Waterford respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Waterford since December 31, 2001 required to be provided pursuant to section 2.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Waterford Schedules by Sections 2.01 through 2.19.

         Waterford shall cause the Waterford Schedules and the instruments and data delivered to Eternal hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Waterford. Waterford shall have until April 30, 2002 to provide such schedules. If Waterford cannot or fails to do so, or if Eternal acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Eternal may terminate this Agreement by giving written notice to Waterford within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Eternal may consider a disclosure in the Waterford Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 2.04(b), taken as a whole.

         Section 2.21 Bank Accounts; Power of Attorney. Set forth in Schedule
2.21 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Waterford within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Waterford, (b) all safe deposit boxes and other similar custodial arrangements maintained by Waterford within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Waterford or who are otherwise authorized to act on behalf of Waterford with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 2.22 Valid Obligation. This Agreement and all agreements and other documents executed by Waterford in connection herewith constitute the valid and binding obligation of Waterford, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PLAN OF EXCHANGE

         Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Eternal Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Eternal set forth on Schedule 1.19(c) attached hereto, in the aggregate constituting 100% of the issued and outstanding shares of common stock of Eternal held by each of such shareholders; the objective of such Exchange being the acquisition by Waterford of 100% of the issued and outstanding common stock of Eternal. In exchange for the transfer of such securities by the Eternal Shareholders, Waterford shall issue to the Eternal Shareholders (1) an aggregate of ___________ of common stock of Waterford (the "Initial Shares"). At the Closing, each Eternal Shareholder shall, on surrender of his certificate or certificates representing such Eternal shares to Waterford or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Eternal Shareholders, all of the shares of capital stock of Eternal shall be held by Waterford.

         Section 3.02 Anti-Dilution. The number of shares of Waterford common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Waterford common stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date, as to the Additional Shares.

         Section 3.03 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than July 31, 2002, subject to the right of Waterford or Eternal to extend such Closing Date by up to an additional sixty (60) days. Such Closing shall take place at a mutually agreeable time and place.

         Section 3.04 Closing Events. At the Closing, Waterford, Eternal and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, Waterford shall provide an opinion of counsel acceptable to Eternal as to such matters as Eternal may reasonably request, which shall include, but not be limited to, a statement, to the effect that (i) to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, Waterford has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Waterford or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities) and

         Section 3.05      Termination.

          (a) This Agreement may be terminated by the board of directors of either Waterford or Eternal at any time prior to the Closing Date if:

          (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

     In the event of termination pursuant to this paragraph (a) of Section 3.05, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated in accordance with the Expense Sharing Agreement attached hereto as Exhibit "B".

          (b) This Agreement may be terminated by the board of directors of Waterford at any time prior to the Closing Date if:

          (i) there shall have been any change after the date of the latest balance sheet of Eternal in the assets, properties, business, or financial condition of Eternal, which could have a materially adverse effect on the financial statements of Eternal listed in Section 1.04(a) taken as a whole, except any changes disclosed in the Eternal Schedules;

          (ii) the board of directors of Waterford determines in good faith that one or more of Waterford's conditions to Closing has not occurred, through no fault of Waterford.

          (iii) Waterford takes the termination action specified in Section 1.18 as a result of Eternal Schedules or updates thereto which Waterford finds unacceptable;

          (iv) on or before March 15, 2002, Waterford notifies Eternal that Waterford's investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in
     Section 1.19; or

          (v) Eternal shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Eternal contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

     If this Agreement is terminated pursuant to this paragraph (b) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Eternal shall bear its own costs as well as the reasonable costs of Waterford in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

          (c) This Agreement may be terminated by the board of directors of Eternal at any time prior to the Closing Date if:

          (i) there shall have been any change after the date of the latest balance sheet of Waterford in the assets, properties, business or financial condition of Waterford, which could have a material adverse effect on the financial statements of Waterford listed in Section 2.04(b) taken as a whole, except any changes disclosed in the Waterford Schedules;

          (ii) the board of directors of Eternal determines in good faith that one or more of Eternal' conditions to Closing has not occurred, through no fault of Eternal;


          (iii) Eternal takes the termination action specified in Section 2.20 as a result of Waterford Schedules or updates thereto which Eternal finds unacceptable;

          (iv) on or before March 15, 2002 Eternal notifies Waterford that Eternal' investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in
     Section 2.20; or

          (v) Waterford shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Waterford contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

     If this Agreement is terminated pursuant to this paragraph (c) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Waterford shall bear its own costs as well as the reasonable costs of Eternal and its principal shareholders incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section 4.01 Access to Properties and Records. Waterford and Eternal will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Waterford or Eternal, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Waterford or Eternal, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

     Section 4.02 Delivery of Books and Records. At the Closing, Eternal shall deliver to Waterford the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Eternal now in the possession of Eternal or its representatives.

     Section 4.03 Third Party Consents and Certificates. Waterford and Eternal agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.04 Name Change & State of Incorporation. At or prior to the Closing Date, Waterford's Board of Directors shall have approved an amendment to the certificate of incorporation to change the name of Waterford to "BIOENGINEERING , INC." and to change the state of incorporation from Utah to Nevada. Such amendment shall be carried out promptly upon approval of the same by the shareholders of Waterford.

     Section 4.05 Waterford Shareholder Meeting. Waterford shall call a special shareholders meeting to be held on or prior to the Closing Date at which meeting the shareholders of Waterford shall be requested to approve, and Waterford's Board of Directors shall recommend approval of, the terms of this Agreement, including the name change and the change in the state of incorporation described in Section 4.04 and such other matters as shall require shareholder approval hereunder.


     Section 4.06 Consent of Eternal Shareholders. Eternal shall use its best efforts to obtain the consent of all Eternal Shareholders to participate in the Exchange. Section 4.07 Designation of Directors and Officers. On or before the Closing Date, Waterford shall increase its board of directors to _____(__) persons. _________ shall be designated as Chairman of the Board of Waterford and ________, __________, _____________, shall be designated as additional board members at the Closing. The existing officers and directors of Waterford shall submit their resignation.

     Section 4.08 The Exclusive Dealing Rights. Until 5:00 P.M. Eastern Daylight Time on June 30, 2002.

                  (a) In recognition of the substantial time and effort which Waterford has spent and will continue to spend in investigating Eternal and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Eternal, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Waterford and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Eternal) or similar transactions involving Eternal (all such transactions being referred to as "Eternal Acquisition Transactions"). If Eternal receives any proposal with respect to a Eternal Acquisition Transaction, it will immediately communicate to Waterford the fact that it has received such proposal and the principal terms thereof.

                  (b) In recognition of the substantial time and effort which Eternal has spent and will continue to spend in investigating Waterford and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Waterford, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Eternal and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Waterford or similar transactions involving Waterford (all such transactions being referred to as "Waterford Acquisition Transactions"). If Waterford receives any proposal with respect to a Waterford Acquisition Transaction, it will immediately communicate to Eternal the fact that it has received such proposal and the principal terms thereof.

         Section 4.09      Actions Prior to Closing.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Waterford Schedules or Eternal Schedules or as permitted or contemplated by this Agreement, Waterford (subject to paragraph (d) below) and Eternal respectively, will each:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

          (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither Waterford nor Eternal will:

          (i) make any changes in their articles or certificate of incorporation or bylaws;

          (ii) take any action described in Section 1.07 in the case of Eternal, or in Section 2.07, in the case of Waterford (all except as permitted therein or as disclosed in the applicable party's schedules);

          (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

          (iv) sell any assets or discontinue any operations (other than the Divestiture), sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

     (C) In light of the fact that Eternal' shareholders will control Waterford as a result of the Exchange, from and after the date of this Agreement until the Closing Date, Waterford shall take no action which is material to its business without the prior written approval of Eternal, which Eternal may give or withhold in its sole discretion after consultation with Waterford.

         Section 4.10      Sales Under Rule 144 or 145,If Applicable.

                  (a) Waterford will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) Upon being informed in writing by any such person holding restricted stock of Waterford that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Waterford will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

                  (c) If any certificate representing any such restricted stock is presented to Waterford's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Waterford and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, Waterford will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.11 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 4.11      Indemnification.

                  (a) Eternal hereby agrees to indemnify Waterford and each of the officers, agents and directors of Waterford as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under
         Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (b) Waterford hereby agrees to indemnify Eternal and each of the officers, agents, and directors of Eternal and each of the Eternal Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD

         The obligations of Waterford under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Eternal in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Eternal shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Eternal prior to or at the Closing. Waterford shall be furnished with a certificate, signed by a duly authorized executive officer of Eternal and dated the Closing Date, to the foregoing effect.

         Section 5.02 Officer's Certificate. Waterford shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Eternal to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Eternal threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Eternal Schedules, by or against Eternal, which might result in any material adverse change in any of the assets, properties, business, or operations of Eternal.

         Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of Eternal nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.19.

         Section 5.04 Good Standing. Waterford shall have received a certificate of good standing from the British Virgin Islands, dated as of a date within ten days prior to the Closing Date certifying that Eternal is in good standing as a corporation in the British Virgin Islands.

         Section 5.05 Approval by Eternal Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than ninety percent (90%) of the outstanding common stock of Eternal, unless a lesser number is agreed to by Waterford.

         Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Waterford and Eternal after the Closing Date on the basis as presently operated shall have been obtained.

         Section 5.08      Other Items.
                           ------------

                  (a) Waterford shall have received a list of Eternal' shareholders containing the name, address, and number of shares held by each Eternal shareholder as of the date of Closing, certified by an executive officer of Eternal as being true, complete and accurate; and

                  (b) Waterford shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Waterford may reasonably request.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ETERNAL
                          AND THE ETERNAL SHAREHOLDERS

         The obligations of Eternal and the Eternal Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Waterford in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Waterford shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Waterford and shall have satisfied the conditions described below prior to or at the Closing:

                  (a) Immediately prior to the Closing, Waterford shall have no more than an aggregate of _________ shares of common stock issued and outstanding.

                  (b) The shareholders of Waterford shall have approved the Exchange and the related transactions described herein.

Eternal shall have been furnished with certificates, signed by duly authorized executive officers of Waterford and dated the Closing Date, to the foregoing effect.

         Section 6.02 Officer's Certificate. Eternal shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Waterford, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Waterford threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Waterford Schedules, by or against Waterford, which might result in any material adverse change in any of the assets, properties or operations of Waterford.

         Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of Waterford nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.20.

         Section 6.04 Good Standing. Eternal shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Waterford is in good standing as a corporation in the State of Utah and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Waterford and Eternal after the Closing Date on the basis as presently operated shall have been obtained.

         Section 6.07 Other Items. Eternal shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Eternal may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Brokers. Waterford and Eternal agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Waterford and Eternal each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to Waterford, to:         WATERFORD STERLING CORPORATION
                                      201 S. Knowles Avenue
                                      Winter Park, FL 32789

         With copies to:

         If to Eternal, to:           ETERNAL TECHNOLOGIES GROUP LTD.
                                      1808-1802 Evening Newspaper Mansion,
                                      358 Nanjing Road, Tianjin P.R.C.


         With copies to:              Vanderkam & Sanders
                                      440 Louisiana, #475
                                      Houston, Texas 77002

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

         Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

         Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.08 Third Party Beneficiaries. This contract is strictly between Waterford and Eternal, and, except as specifically provided, no director, officer, stockholder (other than the Eternal Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.09 Expenses. Subject to Sections 3.05 and 7.04 above, whether or not the Exchange is consummated, each of Waterford and Eternal will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

         Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                      WATERFORD STERLING CORPORATION

                                      BY:
-----------------------------------      ---------------------------------------
Secretary or Assistant Secretary         President


ATTEST:                                      ETERNAL TECHNOLOGIES GROUP LTD.


BY:
 -------------------------------         ---------------------------------------
Secretary or Assistant Secretary        President

         The undersigned shareholders of ETERNAL TECHNOLOGIES GROUP LTD. hereby agree to participate in the Exchange on the terms set forth above. Subject to
Section 7.11 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of ETERNAL TECHNOLOGIES GROUP LTD. set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.



                                             __________________, individually



                                             __________________, individually



                                             __________________, individually